                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant (X )
Filed by a Party other than the Registrant ( )
Check the appropriate box:
(X)   Preliminary Proxy Statement
( ) Confidential, For use of the Commission Only (as permitted by Rule 14a-6(e) (2))
( )   Definitive Proxy Statement
( )   Definitive Additional Materials
( )   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            OXFORD HEALTH PLANS, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

(X) No fee required.
( )    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
       (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
       (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
       (5) Total fee paid:

--------------------------------------------------------------------------------
( ) Fee paid previously with preliminary materials.

       ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)   Amount Previously Paid:

--------------------------------------------------------------------------------
       (2)   Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
       (3)   Filing Party:

--------------------------------------------------------------------------------
       (4)   Date Filed: March 17, 2000

--------------------------------------------------------------------------------

                                                                  March 29, 2000

Dear Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders (the "Meeting") of Oxford Health Plans, Inc. (the "Company") to be held on May 11, 2000 at 10:00 a.m., local time, at the Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut 06611.

     This year, three directors are nominated for election to the Board. At the Meeting you will be asked to: (i) elect three Class III Directors to serve until the 2003 Annual Meeting; (ii) amend the Company's Second Amended and Restated Certificate of Incorporation, as amended, to confer the power to vote upon holders of the Company's Series D Junior Subordinated Debentures due May 13, 2008 and Series E Junior Subordinated Debentures due May 13, 2008 and to amend the Certificates of Designations for each of the Series D Preferred Stock and the Series E Preferred Stock to clarify the voting rights where one series of preferred stock has been exchanged for Debentures and the other series of preferred stock remains outstanding; (iii) amend the Oxford Health Plans, Inc. 1991 Stock Option Plan, as amended, to increase the number of shares of Common stock issuable thereunder from 25,580,000 shares to 30,380,000 shares; (iv) amend the Oxford Health Plans, Inc. 1991 Stock Option Plan, as amended, to extend the term thereof from ten years to fifteen years; and (v) act on a shareholder proposal to request that the Company establish a nominating committee comprised solely of independent directors.

     The accompanying Proxy Statement provides a detailed description of these proposals. You are urged to read the accompanying materials so that you may be informed about the business to come before the Meeting.

     It is important that your shares be represented at the Meeting. Accordingly, we urge you, whether or not you plan to attend the Meeting, to complete, sign and date your proxy and return it to us promptly in the enclosed envelope or to otherwise vote in accordance with the instructions on your proxy card. If you attend the Meeting, you may vote in person, even if you have previously mailed in your proxy. However, if you hold your shares in brokerage accounts ("street name"), you will need to provide a broker's statement reflecting stock ownership as of the Record Date to be able to vote by ballot at the Meeting.

     We look forward to seeing you at the Meeting.

IF YOU PLAN TO ATTEND THE MEETING:

     Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 9:00 a.m. Stockholders may be asked to present valid picture identification. Stockholders holding stock in street name will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.

                                                   Sincerely,


                                                   Norman C. Payson, M.D.
                                                   Chief Executive Officer and
                                                   Chairman of the Board

                            OXFORD HEALTH PLANS, INC.
                               48 MONROE TURNPIKE
                           TRUMBULL, CONNECTICUT 06611

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 11, 2000


To the Stockholders of Oxford Health Plans, Inc.:

     NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the "Meeting") of Oxford Health Plans, Inc. (the "Company") will be held on May 11, 2000 at 10:00 a.m., local time, at the Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut 06611 for the following purposes:

         1. To elect three directors to serve as Class III Directors of the Company for a term ending at the 2003 Annual Meeting;

         2. To amend the Company's Second Amended and Restated Certificate of Incorporation, as amended, to confer the power to vote upon the holders of Company's Series D Junior Subordinated Debentures due May 13, 2008 and Series E Junior Subordinated Debentures due May 13, 2008 and to amend the Certificates of Designations for each of the Series D Cumulative Preferred Stock, par value $.01 per share (the "Series D Preferred Stock"), and the Series E Preferred Stock, par value $.01 per share (the "Series E Preferred Stock"), to clarify the voting rights where one series of preferred stock has been exchanged for Debentures and the other series of preferred stock remains outstanding;

         3. To amend the Oxford Health Plans, Inc. 1991 Stock Option Plan, as amended, to increase the number of shares of Common Stock issuable thereunder from 25,580,000 shares to 30,380,000 shares;

         4. To amend the Oxford Health Plans, Inc. 1991 Stock Option Plan, as amended, to extend the term thereof from ten years to fifteen years;

         5. To act on a shareholder proposal to request that the Company establish a nominating committee comprised solely of independent directors; and

         6. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     Only holders of record of outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"), Series D Preferred Stock and Series E Preferred Stock at the close of business on March 16, 2000 will be entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

                                             By Order of the Board of Directors


                                             JON S. RICHARDSON
                                             Secretary
Trumbull, Connecticut
March 29, 2000

YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS INCLUDED ON THE ENCLOSED PROXY CARD. THE PROXY CARD WILL INDICATE IF YOU MAY VOTE BY RETURNING THE PROXY CARD IN THE ENVELOPE PROVIDED, BY INTERNET OR BY TELEPHONE.

                            OXFORD HEALTH PLANS, INC.
                               48 MONROE TURNPIKE
                           TRUMBULL, CONNECTICUT 06611

                       PROXY STATEMENT FOR ANNUAL MEETING
                             TO BE HELD MAY 11, 2000

                                  INTRODUCTION

     This Proxy Statement is being furnished to stockholders of Oxford Health Plans, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the Annual Meeting of Stockholders to be held on May 11, 2000, at 10:00 a.m., local time, at the Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut, and any adjournment or postponement thereof (the "Meeting").

     At the Meeting, stockholders will be asked to consider and vote upon five proposals: (1) to elect three directors to serve as Class III Directors of the Company until the 2003 Annual Meeting ("Proposal Number One"); (2) to amend the Company's Second Amended and Restated Certificate of Incorporation, as amended, to confer the power to vote upon holders of the Company's Series D Junior Subordinated Debentures due May 13, 2008 and Series E Junior Subordinated Debentures due May 13, 2008, and to amend the Certificates of Designations for each of the Series D Cumulative Preferred Stock, par value $.01 per share (the "Series D Preferred Stock") and the Series E Cumulative Preferred Stock, par value $.01 per share (the "Series E Preferred Stock") to clarify the voting rights where one series of preferred stock has been exchanged for Debentures and the other series of preferred stock remains outstanding ("Proposal Number Two");
(3) to amend the Oxford Health Plans, Inc. 1991 Stock Option Plan, as amended, to increase the number of shares of Common Stock issuable thereunder from 25,580,000 shares to 30,380,000 shares; ("Proposal Number Three"); (4) to amend the Oxford Health Plans, Inc. 1991 Stock Option Plan, as amended, to extend the term thereof from ten years to fifteen years ("Proposal Number Four"); and (5) a shareholder proposal to request the Company to establish a nominating committee comprised solely of independent directors ("Proposal Number Five").

     This Proxy Statement is dated March 29, 2000 and is first being mailed to stockholders along with the related form of proxy on or about March 29, 2000.

     If a proxy in the accompanying form is properly executed and returned to the Company in time for the Meeting or the proxy is otherwise voted in accordance with the instructions on the proxy card, and such proxy is not revoked prior to the time it is exercised, the shares represented by the proxy will be voted in accordance with the directions specified therein for the matters listed on the proxy card. You will save the Company expense when voting your shares by following the instructions on your proxy card and voting through the Internet or telephone. Unless the proxy specifies otherwise, proxies will be voted (a) FOR Proposal Number One, Proposal Number Two, Proposal Number Three and Proposal Number Four; (b) AGAINST Proposal Number Five and (c) otherwise in the discretion of the proxy holders as to any other matter that may come before the Meeting.

     Votes are counted by tellers of the Company's transfer agent. These tellers will canvas the stockholders present at the Meeting, count their votes and count the votes represented by proxies presented. Abstentions and broker nonvotes are counted for purposes of determining the number of shares represented at the Meeting, but are deemed not to have voted on the proposal. Broker nonvotes occur when a broker nominee, holding shares in street name for the beneficial owner thereof, has not received voting instructions from the beneficial owner and does not have discretionary authority to vote.

REVOCABILITY OF PROXY

     Any stockholder of the Company who has given a proxy has the power to revoke such proxy at any time before it is voted either (i) by filing a written revocation or a duly executed proxy bearing a later date with Jon S. Richardson, Secretary of the Company, at Oxford Health Plans, Inc., 48 Monroe Turnpike, Trumbull, Connecticut 06611, (ii) by appearing at the

Meeting and voting in person or (iii) by casting another vote in the same manner as the original vote was cast. Attendance at the Meeting will not in and of itself constitute the revocation of a proxy. Voting by those present during the conduct of the Meeting will be by ballot. Stockholders whose shares are held by a broker in street name and who wish to vote by ballot at the Meeting, must attach a broker's statement reflecting ownership as of the Record Date to such ballot to evidence ownership and voting rights.

RECORD DATE, OUTSTANDING SECURITIES AND VOTES REQUIRED

     The Board of Directors of the Company has fixed the close of business on March 16, 2000 as the record date (the "Record Date") for determining holders of outstanding shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), Series D Cumulative Preferred Stock, par value $.01 per share ("Series D Preferred Stock"), and Series E Cumulative Preferred Stock, par value $.01 per share ("Series E Preferred Stock"), who are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 1,528 holders of record of Common Stock and 82,072,595 shares of Common Stock issued and outstanding, 22 holders of record of Series D Preferred Stock and 234,826.5513 shares of Series D Preferred Stock issued and outstanding, and 22 holders of record of Series E Preferred Stock and 26,283.2761 shares of Series E Preferred Stock issued and outstanding. As of the Record Date, each share of Common Stock is entitled to one vote, the shares of Series D Preferred Stock, in the aggregate, are entitled to 14,262,170 votes, and the shares of Series E Preferred Stock, in the aggregate, are entitled to 1,581,874 votes.

     The approval of Proposal Number One requires the affirmative vote of a plurality of the votes attributable to shares of Common Stock, Series D Preferred Stock and Series E Preferred Stock which are present in person or by proxy at the Meeting. The approval of Proposal Number Two requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, the holders of a majority of the outstanding shares of Series D Preferred Stock and the holders of a majority of the outstanding shares of Series E Preferred Stock. The approval of Proposal Number Three, Proposal Number Four and Proposal Number Five requires the affirmative vote of a majority of the votes cast by the shares of Common Stock, Series D Preferred Stock and Series E Preferred Stock which are present in person or by proxy at the Meeting.

     The Company expects that the officers and directors of the Company will vote the shares of Common Stock held by them (representing approximately 4.35% of the shares of Common Stock issued and outstanding as of March 1, 2000) in favor of Proposal Number One, Proposal Number Two, Proposal Number Three and Proposal Number Four and against Proposal Number Five.

                               PROPOSAL NUMBER ONE
                              ELECTION OF DIRECTORS

     The Company's Second Amended and Restated Certificate of Incorporation, as amended (the "Certificate"), provides for a Board of Directors divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board permits, with the term of office of one class expiring each year at the Annual Meeting. Each class of directors is elected for a term of three years except in the case of elections to fill vacancies or newly created directorships.

     The Board of Directors presently consists of eleven persons: Norman C. Payson, M.D., Fred N. Nazem, David Bonderman, Jonathan J. Coslet, James G. Coulter, Robert B. Milligan, Jr., Marcia J. Radosevich, Ph.D., Benjamin H. Safirstein, M.D., Thomas A. Scully, Kent J. Thiry and Stephen F. Wiggins. Mr. Wiggins and Dr. Radosevich have informed the Company that they will not be standing for re-election to the board of Directors. The proxies cannot be voted for a greater number of persons than the three nominees named.

     Three individuals are to be elected to serve as Class III Directors for a term of three years and until the election and qualification of their successor. Unless a stockholder WITHHOLDS AUTHORITY, the holders of proxies representing shares of Common Stock, Series D Preferred Stock and Series E Preferred Stock will vote FOR the election of Dr. Payson, Mr. Milligan and Joseph W. Brown, Jr. The Board of Directors has no reason to believe that any nominee will decline or be unable to serve as a Director of the Company. However, if a nominee shall be unavailable for any reason, then the proxies may be voted for the election of such person as may be recommended by the Board of Directors. Messrs. Thiry, Bonderman and Coslet and Dr. Safirstein serve as Class I Directors whose terms expire in 2001, and Messrs, Nazem, Coulter and Scully serve as Class II Directors whose terms expire in 2002. These directors are not standing for reelection because their terms as directors extend past the Meeting.

     Pursuant to the terms of the Investment Agreement, dated as of February 23, 1998, as amended (the "Investment Agreement"), by and between the Company and TPG Partners II, L.P. ("TPG Partners"), an affiliate of Texas Pacific Group ("TPG"), certain affiliates of TPG Partners and certain assignees of TPG Partners purchased $350 million in shares of senior preferred stock and warrants to purchase Common Stock. In the Investment Agreement, the Company agreed to appoint Dr. Payson as its Chief Executive Officer and as a Director and agreed that TPG would be entitled to nominate four additional directors. Dr. Payson was elected Chief Executive Officer and joined the Board of Directors in May 1998 and became Chairman of the Board in May 1999. Messrs. Bonderman, Coslet and Coulter were nominated by TPG pursuant to the Investment Agreement and joined the Board of Directors in May 1998. Mr. Thiry was also nominated by TPG pursuant to the Investment Agreement and joined the Board of Directors in August 1998.

     Since the October 27, 1997 decline in the price per share of the Company's Common Stock, numerous purported shareholder derivative actions were commenced on behalf of the Company in Connecticut Superior Court and in the United States District Courts for the Southern District of New York and the District of Connecticut against the Company's directors and certain of its officers (and the Company itself as a nominal defendant). These derivative complaints generally alleged that the defendants breached their fiduciary obligations to the Company, mismanaged the Company and wasted its assets in planning and implementing certain changes to the Company's computer system, by making misrepresentations concerning the status of those changes in the Company's computer system, by failing to design and to implement adequate financial controls and information systems for the Company, and by making misrepresentations concerning the Company's membership enrollment, revenues, profits and medical costs in the Company's financial statements and other public representations. The complaints further allege that certain of the defendants breached their fiduciary obligations to the Company by disposing of the Company's Common Stock while the price of that Common Stock was artificially inflated by their alleged misstatements and omissions. The complaints seek unspecified damages, attorneys' and experts' fees and costs and such other relief as the court deems proper. The Company's motion to dismiss certain of the actions for failure to make a demand on the Company's Board of Directors that the Company pursue the causes of action alleged in the complaint was recently denied.

     The following table sets forth the age and title of each nominee director, each director continuing in office and each executive officer of the Company who is not a director, followed by descriptions of such person's additional business experience during the past five years.

                  NOMINEES FOR ELECTION AS CLASS III DIRECTORS

Name                                        Age               Position
----                                        ---               --------

Norman C. Payson, M.D.                      52                Chief Executive Officer, Chairman of the Board of Directors
Robert B. Milligan, Jr.                     50                Director
Joseph W. Brown, Jr.                        51                Director

        DIRECTOR WHOSE TERMS EXPIRE AND ARE NOT STANDING FOR RE-ELECTION

Name                                        Age               Position
----                                        ---               --------
Marcia J. Radosevich, Ph.D.                 47                Director
Stephen F. Wiggins                          43                Director

                     DIRECTORS WHOSE TERMS HAVE NOT EXPIRED

Name                                        Age               Position
----                                        ---               --------
David Bonderman                             57                Director
Jonathan J. Coslet                          35                Director
James G. Coulter                            40                Director
Fred F. Nazem                               59                Director
Benjamin H. Safirstein, M.D.                61                Director
Thomas A. Scully                            42                Director
Kent J. Thiry                               44                Director

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Name                                        Age               Position
----                                        ---               --------
Charles M. Schneider                        54                President and Chief Operating Officer
Kurt B. Thompson                            39                Executive Vice President, Chief Financial Officer
Alan M. Muney, M.D., M.H.A.                 46                Executive Vice President, Chief Medical Officer
Jon S. Richardson                           56                Executive Vice President, General Counsel and Secretary

     Norman C. Payson, M.D. became the Chief Executive Officer and a Director of the Company in May 1998 and assumed the role of Chairman of the Board of Directors in May 1999. Dr. Payson co-founded Healthsource, Inc. in 1985, a health maintenance organization in Hooksett, New Hampshire, and served as President and Chief Executive Officer of Healthsource until its sale to Cigna Corporation in August of 1997. From 1980 until 1984, Dr. Payson was the Chief Executive Officer of the Hawthorne Community Medical Group, Inc., a multi-specialty physician group with a primary HMO practice of approximately 100,000 members. From 1975 to 1980, Dr. Payson was a family practitioner and involved in HMOs.

     David Bonderman joined the Board of Directors in May 1998. Mr. Bonderman is a principal of TPG, a partnership he co-founded in 1992. Mr. Bonderman serves on the Boards of Directors of J. Crew Group, Inc., Continental Airlines, Inc., Bell & Howell Company, Virgin Entertainment, Beringer Wine Estates, Inc., Denbury Resources, Inc., Ducati Motor Holdings, S.p.A. and Washington Mutual, Inc. and is Chairman of the Board of Ryanair, PLC. Mr. Bonderman also serves in general partner advisory board roles for Newbridge Investment Partners, L.P., Newbridge Latin America, L.P. and Aqua International, L.P.

     Joseph W. Brown, Jr. is being nominated to the Board of Directors of the Company. Mr. Brown has been the Chairman and Chief Executive Officer from January 1999 through the present of MBIA Inc., a financial services company. Mr. Brown was the Chairman, President and Chief Executive Officer of Talegen Holdings, Inc. (formerly the insurance holdings operations of Xerox Corporation) from January 1992 until August 1998. From November 1974 through November 1991, Mr. Brown served in various positions, including as the President and Chief Executive Officer, of the Fireman's Fund Corporation. Mr. Brown currently serves on the board of directors of MBIA Inc.

     Jonathan J. Coslet joined the Board of Directors in May 1998. Mr. Coslet has been an executive of TPG since 1993. Prior to joining TPG, Mr. Coslet was in the Investment Banking Department of Donaldson, Lufkin & Jenrette, specializing in leveraged acquisitions and high yield finance from September 1991 to February 1993. Mr. Coslet serves on the Board of Directors of Magellan Health Services, Genesis ElderCare Corp. and Brite! Now.

     James G. Coulter joined the Board of Directors in May 1998. Mr. Coulter is a principal of TPG, a partnership he co-founded in 1992. Mr. Coulter serves on the Boards of Directors of J. Crew Group, Inc., America West Airlines, Inc., Virgin Entertainment, Beringer Wine Estates, Inc., Genesis ElderCare Corp. and Paradyne Partners, L.P. and was formerly on the Board of Directors of Allied Waste Industries, Inc. and Continental Airlines, Inc. Mr. Coulter also serves in general partner advisory board roles for Newbridge Investment Partners, L.P., Newbridge Latin America, L.P. and Aqua International, L.P.

     Robert B. Milligan, Jr. has been a Director of the Company since July 1992. Mr. Milligan was Chairman of Wyndam Capital, L.P., a registered broker-dealer, from 1995 through 1998 and, through December 1997, was Director, President and Chief Executive Officer of Verigen Inc., a biopharmaceutical company. From 1989 through 1995, Mr. Milligan was the managing general partner of Madison Group, L.P., a private equity fund. Mr. Milligan currently engages in business and financial consulting as President and Chief Executive Officer of Fairchester, Inc. and, as such, Mr. Milligan was recently one of the founders of BenefitPort, a national distributor of employee benefit products and technology. Mr. Milligan has been an officer and has served on the boards of several private and public companies.

     Fred F. Nazem has served as a Director of the Company since June 1990. He also served as non-executive Chairman of the Board of Directors from February 1998 to May 1999. Since 1981, Mr. Nazem has been President of Nazem, Inc. and Managing General Partner of the general partner of several Nazem & Company limited partnerships that are affiliated venture capital funds. Mr. Nazem is a director of three public companies, Tegal Corporation, MediConsult.Com, Inc. and Spatial Technologies, Inc., as well as a number of privately held firms.

     Marcia J. Radosevich, Ph.D. has been a Director since July 1994. Dr. Radosevich has informed the Company that she will not be standing for re-election to the Board of Directors. Dr. Radosevich has been acting as a consultant to Boston University's Health Policy Institute since March 1998. From April 1992 until December 1997, Dr. Radosevich was the Chairman, President and Chief Executive Officer of HPR Inc. (formerly, Health Payment Review, Inc.), a software company headquartered in Cambridge, Massachusetts, which develops and markets cost management, provider profiling and information systems for the health care industry. From December 1997 until March 1998, Dr. Radosevich worked as a consultant to HPR Inc.

     Benjamin H. Safirstein, M.D. has been a Director since 1985. Dr. Safirstein was the Company's New York Regional Vice President and Medical Director from January 1996 until July 1998. Dr. Safirstein served as the Senior Medical Director of the Company from 1985 to September 1992. Dr. Safirstein is a Clinical Associate Professor of Medicine at the Mount Sinai School of Medicine. He is board certified in internal medicine and pulmonary medicine. Dr. Safirstein also is in private practice with the Montclair Medical Group, Montclair, New Jersey. Dr. Safirstein is a graduate of the Chicago Medical School and the Mount Sinai Hospital residency program, where he was Chief Resident of Medicine.

     Thomas A. Scully has been a Director since September 1993. Since January 1995, he has been President of the Federation of American Health Systems in Washington, D.C. From 1992 until the end of 1994, he was a partner in the Washington D.C. law firm of Patton, Boggs & Blow. Prior to that, Mr. Scully served for four years on the White House staff. During 1992, he was Deputy Assistant for Domestic Policy to President Bush.

     Kent J. Thiry has been a Director of the Company since August 1998. Mr. Thiry has been Chairman and Chief

Executive Officer of Total Renal Care Holdings, Inc., a company which operates a chain of dialysis centers, since October 1999. Mr. Thiry was President and Chief Executive Officer of Vivra Holdings, Inc., a specialty healthcare services company, from June 1997 until October 1998. Prior thereto, Mr. Thiry was Chief Executive Officer of Vivra Incorporated from November 1992 and President and Chief Operating Officer of Vivra Incorporated from September 1991.

     Stephen F. Wiggins, the founder of the Company, served as Chairman of the Board of Directors and Chief Executive Officer of the Company since its formation in 1984 until August 1997. He retained the title of Chairman of the Board until February 1998 and has served as a Director since such time. Mr. Wiggins has informed the Company that he will not be standing for re-election to the Board of Directors. Mr. Wiggins is currently the Chairman and Chief Executive Officer of HealthMarket, Inc. and the non-executive Chairman of BenefitPort, LLC and IntelliClaim, Inc.

     Charles M. Schneider joined the Company as President and Chief Operating Officer in December 1999. Prior to joining the Company, Mr. Schneider was president and founder of the Concordant Group, LLC, a management consulting firm for managed care companies and other healthcare providers, from August 1997 to December 1999. Mr. Schneider served in several capacities, including executive vice president and chief operating officer of Healthsource, Inc. from April 1990 until August 1997

     Kurt B. Thompson has served as the Company's Vice President, Finance since August 1998. In March 2000, Mr. Thompson was appointed to the position of Executive Vice President and Chief Financial Officer. From July of 1995 through July of 1998, Mr. Thompson was a financial executive with Kmart Corporation in Troy, Michigan. While at Kmart he served in areas of increasing responsibility from Assistant Controller to Divisional Vice President Finance and Vice President Merchandise Controller. From October 1991 to July 1995 he served as Vice President Controller and Treasurer of F&M Distributors, Inc., a deep discount drug store chain located in Warren, Michigan. From December 1984 to June 1991 he was employed by Arthur Andersen & Co.

     Alan M. Muney, M.D., M.H.A. joined the Company as Executive Vice President/Chief Medical Officer in April 1998. Prior thereto, Dr. Muney was the Senior Vice President of Medical Affairs/Chief Medical Officer of Avanti Health Systems and NYLCare Health Plans from December 1995 until April 1998. From 1988 until 1995, Dr. Muney held a number of positions with Mullikin Medical Center, his most recent position being the Greater Los Angeles Regional Medical Director.

     Jon S. Richardson joined the Company in April 1998 as Special Counsel to the Chief Executive Officer. In December 1999, Mr. Richardson was appointed to the position of General Counsel and Executive Vice President. From January 1996 to July 1997 Mr. Richardson served as Special Counsel to the President at Healthsource, Inc. Prior thereto, Mr. Richardson was a shareholder with the law firm Sheehan, Phinney, Bass & Green, P.C. where he worked since 1970.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established an Audit Committee, currently comprised of Messrs. Nazem (Chairman), Coslet and Scully, a Compensation Committee currently comprised of Messrs. Milligan (Chairman), Coulter, Scully and Thiry, a Nominating Committee currently comprised of Messrs. Bonderman (Chairman), Milligan and Nazem and Dr. Payson, an Ethics and Business Practices Committee, currently comprised of Messrs. Coslet (Chairman), Nazem and Scully and Dr. Radosevich, and a Special Litigation Committee, currently comprised of Messrs. Bonderman (Chairman) and Coslet and Dr. Payson.

     The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent auditors for the Company, discuss and review the scope and the fees of the prospective annual audit and review the results thereof with the independent auditors, review and approve nonaudit services of the independent certified public accountants, review compliance with existing major accounting and financial policies of the Company, review the adequacy of the financial organization of the Company, and review management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices.

     The Compensation Committee consists entirely of independent directors and administers the Oxford Health Plans, Inc. 1991 Stock Option Plan (the "1991 Stock Option Plans"), the Oxford Health Plans, Inc. 1997 Independent Contractor Plan

(the "Independent Contractor Plan") and the 1996 Management Incentive Compensation Plan of Oxford Health Plans, Inc. (the "Incentive Compensation Plan") and oversees administration of the Company's 401(k) Plan. The Committee also reviews and recommends from time to time amendments to compensation plans and new compensation plans. The Compensation Committee also considers and makes recommendations with respect to the compensation of the Company's Chief Executive Officer and other members of senior management and makes recommendations to the Board of Directors generally on organization, succession, salary and incentive compensation, and other grants and awards under the Company's compensation and benefit plans.

     The Nominating Committee consists of a majority of independent directors and was established in 1995 to consider and make recommendations on nominations for membership in the Company's Board of Directors. The Committee will consider nominees recommended by stockholders upon submission in writing to the Secretary of the Company of the names of such nominees, together with their qualifications for service as a director of the Company.

     The Ethics and Business Practices Committee was established in 1997 to supervise the development of comprehensive programs to promote and monitor the Company's compliance with applicable legal and regulatory requirements and the development of value-based business practice guidelines for the Company. The Committee works directly with the Company's Vice President - Compliance and also oversees the Company's responses to regulatory examinations and inquiries.

     In May 1998, the Board of Directors established a Special Litigation Committee to oversee and direct the Company's position and responses with respect to pending class action and derivative litigation and related regulatory investigations and proceedings. All of the members of the Special Litigation Committee were appointed to the Board of Directors after the events that gave rise to the litigation.

     During 1999, the Board of Directors held eight meetings, the Audit Committee held four meetings, the Compensation Committee held eight meetings, and the Ethics and Business Practices Committee held two meetings. The Nominating and Special Litigation Committees did not hold any meetings in 1999. During 1999, each Director of the Company attended at least 75% of the meetings of the Board of Directors and 75% of the meetings of any committees upon which he or she served which occurred while each Director was a member of the Board and such committees, with the exception of the following: (i) Mr. Coulter attended three out of eight meetings of the Board of Directors and five out of eight meetings of the Compensation Committee; (ii) Dr. Radosevich attended three out of eight meetings of the Board of Directors and one out of two meetings of the Ethics and Business Practices Committee; (iii) Mr. Wiggins attended four out of eight meetings of the Board of Directors; (iv) Mr. Thiry attended five out of eight meetings of the Compensation Committee; and (v) each of Mr. Nazem and Mr. Scully attended one out of two meetings of the Ethics and Business Practices Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of its Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the National Association of Securities Dealers, Inc. Officers, directors and greater than ten percent stockholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms that they file.

     Based on its review of the copies of such forms received by it, or written representations from certain reporting persons that no reports on Form 5 or Form 4 were required for those persons, the Company believes all filing requirements applicable to its officers, directors and greater than ten percent stockholders were complied with in 1999.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth the cash compensation and certain other components of the compensation of Norman C. Payson, M.D. who served as Chief Executive Officer of the Company during 1999, the four most highly compensated executive officers of the Company who were serving as executive officers at the end of 1999 and two individuals who would have been among the four most highly compensated executive officers of the Company for 1999 but for the fact that they were not serving as executive officers at the end of 1999.

                                                                                                   LONG TERM
                                                               ANNUAL COMPENSATION                  COMPEN-          ALL OTHER
        NAME AND PRINCIPAL                           ----------------------------------------    SATION AWARDS-      COMPENSA-
           POSITION                      YEAR        SALARY(1)       BONUS           OTHER(2)     OPTIONS(#) (3)     TION(4)
           --------                      ----        ---------       -----           --------     --------------     -------



NORMAN C. PAYSON, M.D                   1999      $  350,000      $  350,000      $   64,058         400,000      $     --
  CHAIRMAN AND CHIEF EXECUTIVE          1998         350,000         350,000       2,571,784       3,000,000            --
  OFFICER (5)                           1997            --              --              --              --              --



YON Y. JORDEN                           1999         401,455         400,000          14,050         112,500           3,154
  EXECUTIVE VICE PRESIDENT              1998         215,385         300,000         142,271         300,000            --
  AND CHIEF FINANCIAL                   1997            --              --              --              --              --
  OFFICER(6)


ALAN M. MUNEY, M.D., M.H.A              1999         351,454         150,000           4,050          56,250           1,615
  EXECUTIVE VICE PRESIDENT AND          1998         266,538          60,000           4,500         100,000           2,019
  CHIEF MEDICAL OFFICER (7)             1997            --              --              --              --              --

MARVIN P. RICH                          1999         601,455         600,000           4,050         150,000           2,077
  EXECUTIVE VICE PRESIDENT AND          1998         450,000         300,000         213,037         800,000           2,077
  CHIEF ADMINISTRATIVE OFFICER (8)      1997            --              --              --              --              --


JON S. RICHARDSON                       1999         276,455          92,000          62,189         120,000           4,800
  EXECUTIVE VICE PRESIDENT AND          1998            --              --              --              --              --
  GENERAL COUNSEL (9)                   1997            --              --              --              --              --

JEFFERY H. BOYD                         1999         347,788         500,000           4,823          93,750       1,231,035
  EXECUTIVE VICE  PRESIDENT             1998         325,000         250,000           6,600         275,000          30,610
  AND GENERAL COUNSEL(10)               1997         320,567         250,000           6,854          70,000          29,944


WILLIAM M. SULLIVAN                     1999         648,032         600,000           4,275         150,000       2,429,389
  PRESIDENT (11)                        1998         600,000         500,000          29,112         400,000          28,004
                                        1997         492,692            --             6,075         100,000          27,888


     (1) Includes amounts of compensation deferred by the named officers pursuant to the Company's qualified defined contribution plan (the "Savings Plan").
     (2) The amounts paid to Mr. Richardson and Dr. Payson include payment by the Company of certain commuting, travel and related expenses. Payments made to Dr. Payson in 1999 include $50,000 toward financial planning services and in 1998 include the value of a below market purchase of 644,330 shares of Common Stock of $2,065,464 which was based on the difference between the purchase price of $15.52 per share and the average market price of the Company's Common Stock on May 13, 1998, when Dr. Payson actually purchased the shares, of $18.73. Dr. Payson became obligated to purchase these shares on February 23, 1998 when he entered into his employment agreement and the purchase price was determined based on the trading value of the Company's Common Stock during the time the agreement was being negotiated. The amounts paid by the Company to Ms. Jorden include $10,000 toward financial planning services and the balance represents payment of an automobile allowance. The amounts paid by the Company to Dr. Muney, Mr. Rich, Mr. Sullivan and Mr. Boyd represent payment of automobile allowances.
     (3)  Includes grants of options to purchase the Company's Common Stock.
     (4) Includes matching contributions made by the Company pursuant to the Savings Plan and premiums paid by the Company for certain life insurance policies. The amounts paid to Mr. Sullivan and Mr. Boyd include severance payments of $2,400,000 and $1,200,000, respectively.
     (5) Dr. Payson became Chairman of the Board in May 1999 in addition to his position as Chief Executive Officer.
     (6) Ms. Jorden's employment with the Company commenced in June 1998 and was terminated in March 2000.
     (7)  Dr. Muney commenced employment with the Company in April 1998.
     (8) Mr. Rich commenced employment with the Company in March 1998 and terminated his relationship with the Company in January 2000.

     (9)  Mr. Richardson became an executive officer in December 1999.

     (10) Mr. Boyd resigned from his position as General Counsel and Executive Vice President in December 1999.

     (11) Mr. Sullivan resigned from his position as President of the Company in October 1999.

                             OPTIONS GRANTED IN 1999

The following table sets forth certain information regarding stock options granted in 1999 to the seven individuals named in the Summary Compensation Table. In addition, in accordance with the Commission's rules, the table also shows the present value of such grants at the date of grant under the Black-Scholes option pricing model using the assumptions specified in the footnotes to the table. It should be noted that this model is only one method of valuing options, and the Company's use of the model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the Common Stock over the exercise price at the time of exercise.

                               # of Securities       % of Total Options      Exercise Price                          Grant Date
                              Underlying Option    Granted to Employees in      Per Share       Expiration          Percent Value
              Name                Granted (1)             Fiscal Year         ($/share)(2)         Date                 ($)(3)
----------------------------------------------------------------------------------------------------------------------------------
NORMAN C. PAYSON, M.D               400,000                  11.0%              $18.0625          03/03/06            2,539,704

YON Y. JORDEN                       112,500                   3.1%              $18.0625          03/03/06              714,292

ALAN M. MUNEY, M.D., M.H.A           56,250                   1.5%              $18.0625          03/03/06              357,146

MARVIN P. RICH                      150,000                   4.1%              $18.0625          03/03/06              952,389

JON S. RICHARDSON                    20,000                   0.6%              $18.6875          04/26/06              131,379
                                    100,000                   2.8%              $  11.50          12/22/06              447,918

JEFFERY H. BOYD                      93,750                   2.6%              $18.0625          03/03/06              595,243

WILLIAM M. SULLIVAN                 150,000                   4.1%              $18.0625          03/03/06              952,389

(1) All options granted and reported in this table were made pursuant to the Oxford Health Plans, Inc. 1991 Stock Option Plan, as amended (the "1991 Stock Option Plan"). All of the options granted under the 1991 Stock Option Plan and reported in this table have the following material terms: options may be either (i) "incentive stock options" under Section 422 of the Internal Revenue Code of 1986 or (ii) nonqualified stock options; all options expire upon the earlier to occur of seven years from the date of grant or 90 days following termination of employment; and the aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which become exercisable in any calendar year by an employee may not exceed $100,000. 25% of the above listed options vest on each of the first four anniversaries following the date of grant except for the December 1999 grant to Mr. Richardson which vests over a two year period on a pro rata basis each quarter. The Committee may provide for accelerated exercisability of options upon the optionee's death, retirement, disability (or other events), upon a Change in Control (as defined in the 1991 Stock Option Plan) or the reasonable possibility of a Change in Control during the succeeding six-month period. The Committee has determined that, with the exception of Mr. Sullivan's options, all of the above named officers' options shall vest upon a Change in Control. The vesting of Mr. Sullivan's options upon the occurrence of a Change in Control or the determination by the Compensation Committee that there is a reasonable possibility of a Change in Control during the succeeding six-month period is within the discretion of the Chief Executive Officer and Compensation Committee, respectively.

(2) Exercise price is the fair market value of the Common Stock at the date of grant.

(3) The amounts shown are based on the Black-Scholes option pricing model which uses certain assumptions to estimate the value of employee stock options. The material assumptions used include the following: expected volatility of 41.5%; expected term of four years from the date of grant; no expected dividends; and risk-free interest rates of 5.4% for options granted in March and April of 1999 and 5.9% for options granted December 1999. The Black-Scholes valuation was discounted 3% per year of vesting to account for risk of forfeiture and lack of transferability. The application of a different assumption for expected volatility would result in different values for options granted. The expected future volatility applied in determining grant date present value is less than the Company's historical volatility because the Company believes that its historical volatility was unusually high. An increase in the volatility assumption would result in an increase in the grant date present value. The Company believes that no option pricing model can accurately predict the future value of employee stock options. Such options' value, if any, will depend on the market price of the Company's Common Stock on the date of exercise.

                       AGGREGATED OPTION EXERCISES IN 1999
                     AND OPTION VALUES AT DECEMBER 31, 1999

     The following table sets forth certain information concerning stock option exercises during 1999 by the seven individuals named in the Summary Compensation Table, including the aggregate value of gains on the date of exercise. The following table indicates the number of shares covered by both exercisable and nonexercisable stock options as of December 31, 1999 and the values for "in-the-money" options which represent the excess of the closing market price of the Common Stock at December 31, 1999 over the exercise price of any such existing stock options. All values have been adjusted for the Company's two-for-one stock splits effected in 1993, 1995 and 1996.

                                                                Number of Securities               Value of Unexercised
                                                          Underlying Unexercised Options (1)       In-The-Money Options
                            Shares Acquired on     Value         at December 31, 1999               at December 31, 1999
              Name              Exercise (#)    Realized($)  (#)Exercisable/Unexercisable        Exercisable/Unexercisable
----------------------------------------------------------------------------------------------------------------------------------
NORMAN C. PAYSON, M.D.             -               -             1,383,340 / 2,016,660         1,656,250 / 4,968,750

YON Y. JORDEN                      -               -                75,000 / 337,500             165,625 / 496,875

ALAN M. MUNEY, M.D., M.H.A.        -               -                25,000 / 201,250                   0 / 0

MARVIN P. RICH                     -               -               200,000 / 750,000                   0 / 0

JON S. RICHARDSON                  -               -                25,000 / 195,000                   0 / 118,750

JEFFERY H. BOYD                    -               -               280,147 / 343,751             124,219 / 372,656

WILLIAM M. SULLIVAN             193,336       3,486,471            280,148 / 343,750           1,382,740 / 993,737

(1) The above listed options vest in accordance with their terms. In addition, these options, with the exception of Mr. Sullivan's options, vest upon the occurrence of a Change in Control. The vesting of Mr. Sullivan's options upon the occurrence of a Change in Control or the determination by the Compensation Committee that there is a reasonable possibility of a Change in Control during the succeeding six-month period is within the discretion of the Chief Executive Officer and the Compensation Committee, respectively.

DIRECTORS' COMPENSATION

     Each member of the Company's Board of Directors who is not a current employee of the Company ("Non-Employee Director") receives an annual retainer of $38,000. In addition, each Non-Employee Director is entitled to receive $1,000 plus expenses for each meeting of the Board of Directors and for each committee meeting attended in person and $500 for each meeting attended by telephone conference. Non-Employee Directors who are not former employees of the Company may participate in the Non-Employee Directors Stock Option Plan, as amended (the "Directors' Plan"), and be awarded nonqualified stock options. The Directors' Plan currently provides that each year, on the first Friday following the Company's annual meeting of stockholders, each individual elected, reelected or continuing as a Non-Employee Director and who are not former employees of the Company will automatically receive a nonqualified stock option for 5,000 shares of the Company's Common Stock. The exercise price for such options is either the average of the high and low prices at which the Common Stock traded on the Nasdaq National Market on the date of grant or the last sale price of Common Stock on the Nasdaq National Market on the date of grant, whichever is higher. The Directors' Plan provides that one-fourth of the options granted under the Directors' Plan vest on each of the date of grant and the Friday prior to the first, second and third Annual Meeting of Stockholders following the date of grant and that the options expire ten years from the date of grant. Pursuant to the Directors' Plan, on May 14, 1999, Dr. Radosevich and Messrs. Bonderman, Coulter, Coslet, Milligan, Scully and Thiry were each granted options to purchase 5,000 shares of the Company's Common Stock at an exercise price of $19.50 per share under the Directors' Plan. On May 14, 1999, Dr. Safirstein was granted an option to purchase 5,000 shares of the Company's Common Stock at an exercise price of $19.50 under the 1991 Stock Option Plan. These options granted to Dr. Safirstein are nonqualified, vest 25% a year beginning on the first anniversary of the date of grant and expire seven years from the date of grant.

     Effective February 23, 1998, Mr. Nazem agreed to serve as non-executive Chairman of the Board of Directors. As compensation for his service as such, the Board of Directors approved payment of an annual retainer of $250,000 and a grant of options to acquire 250,000 shares of the Company's Common Stock. These options, all of which are currently vested, were granted in two tranches of 125,000 with exercise prices of $15.375 and $6.0625. In addition, on September 28, 1998, the Company entered into a consulting agreement with Mr. Nazem pursuant to which the Company agreed to retain Mr. Nazem (for no additional compensation) as a consultant until the earlier to occur of Mr. Nazem ceasing to have any unexercised stock options or August 28, 2005.

     In October 1999 the Company amended a consulting agreement, dated as of July 24, 1998, with Dr. Safirstein pursuant to which the Company agreed to retain Dr. Safirstein as a consultant for a period of one year for a per diem fee. During this consulting period, Dr. Safirstein's stock options continue to vest.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     In February 1998, Dr. Payson entered into an employment agreement with the Company (the "Payson Agreement") for an initial four-year term, with an automatic one year renewal on the fourth anniversary of the effective date and on each anniversary thereafter, unless one year's prior notice not to renew is given. Pursuant to the Payson Agreement, Dr. Payson served the Company initially in a consulting capacity and, as of May 13, 1998, the closing date (the "Financing Effective Date") of the financings pursuant to the Investment Agreement (the "TPG Financing"), he became Chief Executive Officer (and was also appointed a director) of the Company. In May 1999, Dr. Payson assumed the role of Chairman of the Board. Dr. Payson receives a base salary of $350,000 and is eligible to receive an annual incentive award under the Company's incentive compensation plans. Dr. Payson's base salary may be increased at the discretion of the Compensation Committee.

     In addition, Dr. Payson was granted a nonqualified stock option (the "Option") to purchase 2,000,000 shares of Common Stock at an exercise price of $15.52 per share, and a nonqualified stock option (the "Additional Option") to purchase an additional 1,000,000 shares of Company Common Stock under the 1991 Stock Option Plan. The Option generally provides that 800,000 shares will vest on February 23, 1999, and that the remaining 1,200,000 shares will vest ratably on a monthly basis over the 36-month period ending February 23, 2002, provided in each case that Dr. Payson is employed by the Company on the applicable vesting date. The Option also provides for acceleration of vesting and extended exercisability periods in certain circumstances, including certain terminations of employment and a Change in Control (as defined in the 1991 Stock Option Plan) of the Company. The Additional Option was granted on August 28, 1998, has an exercise price of $6.0625, will generally vest ratably over the four years commencing February 23, 1999, and will otherwise be subject to the terms and conditions of the 1991 Stock Option Plan. The Additional Option also provides for accelerated vesting following a Change in Control.

     Pursuant to the Payson Agreement, upon the Financing Effective Date, Dr. Payson purchased 644,330 shares of Common Stock (the "Purchased Shares") at a cost of $10 million based on a purchase price of $15.52 per share. The Purchased Shares and the shares acquired pursuant to exercise of the Option and the Additional Option are subject to material restrictions on transfer and disposition during the term of the Payson Agreement, which restrictions lapse upon a Change in Control.

     Pursuant to the Payson Agreement, if Dr. Payson is terminated by the Company for Cause (as defined in the Payson Agreement) or if he voluntarily terminates other than for Good Reason (as defined in the Payson Agreement), he has agreed (i) not to compete with the Company for a period of six months following such termination, if such termination occurs before the first anniversary of the Payson Agreement, or for a period of one year following such termination, if such termination occurs after the first anniversary of the Payson Agreement, and (ii) not to solicit the Company's employees, customers and providers for a period of six months following such termination. The noncompetition and nonsolicitation covenants cease to apply following a Change in Control of the Company.

   In June 1998, Ms. Jorden entered into an employment agreement with the Company to serve as Chief Financial Officer. Ms. Jorden's agreement provided for an initial four-year term. Under the terms of her agreement, Ms. Jorden received an annual base salary of $400,000 and a minimum annual performance bonus (in an amount no greater than 100% of her base salary) consistent with the Company's management incentive program, provided, however, that for the years 1998, 1999, 2000 and 2001 such bonus was guaranteed in an amount equal to 100% of her base salary. Pursuant to the agreement, in 1998 Ms. Jorden also received a sign-on bonus of $300,000 and options to acquire 300,000 shares of Common Stock under the 1991 Stock Option Plan. In addition, the Company agreed to provide Ms. Jorden with a $400,000 secured loan (the "Jorden Loan") upon the following terms: (i) interest at the lowest rate to avoid imputed income (currently 5.8%);
(ii) repayable in four equal installments of principal, together with accrued interest (or earlier at Ms. Jorden's option); and (iii) the Jorden Loan will be forgiven if Ms. Jorden is terminated without Cause following a Change of Control (as both terms are defined in her agreement). As of March 1, 2000, the total amount of principal and interest outstanding on the Jorden Loan was $305,800. The largest aggregate amount outstanding to date on the Jorden Loan was $429,000. The agreement provided that Ms. Jorden's base salary was subject to annual review by the Company's Compensation Committee. If prior to (or more than two years following) a Change of Control, Ms. Jorden's employment with the Company is terminated by the Company without Cause, by Ms. Jorden for Good Reason (each as defined in her agreement) or by notice by the Company of non-renewal, then Ms. Jorden would receive a payment (payable in 24 equal monthly installments) equal to two times the sum of her base salary during the twelve-month period immediately preceding the date of termination plus her annual bonus during the fiscal year prior to the date of termination, provided that such amount shall not be less than $1.6 million. The agreement also provided that if any payments made to Ms. Jorden pursuant to the agreement or otherwise would be subject to any excise tax under Section 4999 of the Internal Revenue Code, the Company will provide her with an additional payment such that she retains a net amount equal to the payments she would have retained if such excise tax had not applied

     Effective March 15, 2000, the Company terminated Ms. Jorden's relationship with the Company without Cause pursuant to the terms of her agreement and agreed to pay her an amount equal to $1,621,600, to be paid in equal installments over the next two years and to continue to provide her with welfare benefits for a period of one-year following her date of termination.

     In April 1998, the Company entered into an employment agreement with Dr. Muney for Dr. Muney to serve as Executive Vice President and Chief Medical Officer. The agreement provides for an initial two-year term and automatically renews for an additional two years upon each second anniversary of its effective date, unless prior notice to not renew is given by either party. Under the terms of Dr. Muney's agreement, Dr. Muney receives an annual base salary of $350,000 and is eligible for an annual performance bonus of a minimum of 50 percent of his annual base salary. Pursuant to the agreement, in 1998, Dr. Muney was granted options to acquire 100,000 shares of Company Common Stock under the 1991 Stock Option Plan and received a sign-on bonus of $60,000. Under the agreement, Dr. Muney's base salary is subject to annual review by the Company's Compensation Committee and may be increased at the discretion of the Compensation Committee. Upon a Change in Control (as defined in the agreement), the agreement automatically extends to a two-year term. If prior to (or more than two years following) a Change in Control, Dr. Muney's employment with the Company is terminated by the Company without Cause, by Dr. Muney for "Good Reason" (as such terms are defined in the agreement), or by notice by the Company of non-renewal, he would receive a payment equal to the sum of his annual bonus during the fiscal year prior to the date of termination and his base salary during the prior twelve months to be paid over twelve months. The agreement further provides that if, during the two-year period following a Change in Control, Dr. Muney's employment is terminated by the Company without Cause, or by Dr. Muney for Good Reason, he would receive a lump sum payment equal to two times the sum of his highest annual rate of base salary during the thirty-six month period immediately prior to the date of termination and his highest annual bonus earned during the three fiscal years immediately preceding the date of termination, and continued welfare benefits for two years. The agreement also provides that if any payments made to Dr. Muney pursuant to the agreement or otherwise would be subject to any excise tax under Section 4999 of the Internal Revenue Code, the Company will provide him with an additional payment such that he retains a net amount equal to the payments he would have retained if such excise tax had not applied. The agreement further provides that Dr. Muney agrees not to compete with the Company for a period of one year if he voluntarily terminates employment prior to the end of the employment term, unless such termination is for Good Reason, is approved by the Company's Board of Directors or is within the two-year period following a Change in Control.

     In March 1998, the Company entered into an employment agreement with Mr. Rich for Mr. Rich to serve as the Company's Chief Administrative Officer. The agreement provided for an initial four-year term. Under the terms of the agreement, Mr. Rich received an annual base salary of $600,000 and a minimum annual performance bonus of $600,000. Pursuant to the Agreement, in 1998 Mr. Rich was granted an option to acquire 800,000 shares of Company Common Stock and received a sign-on bonus of $300,000. In addition, the Company agreed to loan Mr. Rich $600,000 (the "Rich Loan") upon the following terms: (i) interest at the lowest rate to avoid imputed income (currently 5.7%); (ii) four-year term;
(iii) interest only annually; and (iv) principal only at the end of the term or earlier at Mr. Rich's option or upon termination of Mr. Rich's employment with the Company. The largest aggregate amount outstanding to date on the Rich Loan was $654,150. On January 7, 2000, Mr. Rich terminated his relationship with the Company pursuant to a letter agreement under which he agreed not to (and not to permit any company of which he is an executive officer) to solicit for employment or employ, directly or indirectly, any present or future employee of the Company for a period of one year. In consideration thereof, the Company agreed to (i) forgive the Rich Loan plus any accrued interest in a total amount of $619,950 as of his termination date and (ii) pay him his accrued bonus of $600,000.

     In April 1998, the Company entered into an employment agreement with Mr. Richardson to serve as Special Counsel to the Chief Executive Officer. In December 1999, the Company amended the employment agreement to provide for Mr. Richardson to serve as the Company's Executive Vice President and General Counsel. The agreement will expire on December 31, 2001. Under the terms of the agreement, with respect to the year 2000 Mr. Richardson will receive a base salary of $350,000 and an annual performance bonus payable on December 14, 2000 in an amount not less than 50% of his base salary and as otherwise measured by the Company's management incentive plan and as recommended by the Chief Executive Officer. In the year 2001, Mr. Richardson will be employed part-time and will receive a salary in the minimum amount of $200,000 and will not be eligible for a performance bonus. In April 1998, Mr. Richardson received a non-qualified option to acquire 100,000 shares of Company stock at an exercise price equal to the fair market value of the stock on the effective date of grant, vesting in four equal annual installments over the four years from the date of grant. Mr. Richardson received an additional grant of non-qualified stock options in connection with his appointment as General Counsel in December 1999, covering 100,000 shares of Company Common Stock with an exercise price of $11.50 per share vesting quarterly over a two-year period on a pro rata basis.

     If, prior to (or more than two years following) a Change in Control (as such term is defined in the agreement), Mr. Richardson terminates his employment for Good Reason or his employment is terminated by the Company without Cause (other than for Retirement or Disability) (as such terms as defined in the agreement), then he will be paid, in twelve equal monthly installments, an amount equal to (i) the sum of his base salary during the twelve-month period immediately preceding his date of termination, plus his annual bonus in respect of the fiscal year immediately preceding his date of termination, divided by
(ii) twelve. If during the two-year period following a Change in Control, Mr. Richardson is terminated by the Company without Cause or Mr. Richardson terminates his employment for Good Reason he would receive a lump sum payment equal to two times the sum of his highest annual rate of base salary during the three-year period immediately prior to the date of termination and his highest annual bonus earned during the three fiscal years immediately proceeding the date of termination and continued welfare benefits for two years. The amended agreement further provides that Mr. Richardson agrees not to compete with the Company nor recruit employees of the Company to leave for a period of one year if he voluntarily terminates employment prior to the end of the employment term, unless such termination is for Good Reason (as defined in the agreement), approved by the board or is within the two-year period following a Change in Control (as defined in the agreement). The agreement also provides that if any payments made to Mr. Richardson pursuant to the agreement or otherwise would be subject to any excise tax under Section 4999 of the Internal Revenue Code, the Company will provide him with an additional payment such that he retains a net amount equal to the payments he would have retained if such excise tax had not applied.

         In 1996, the Company entered into an employment agreement with Mr. Sullivan. The agreement, as amended, was for an initial two-year term and automatically renewed for an additional two years upon each second anniversary of its effective date, unless prior notice to not renew was given by either party Mr. Sullivan's annual base salary was $600,000. In addition, Mr. Sullivan was eligible to receive an annual bonus which was set at a target level equal to 100% of his base salary and as recommended by the Chief Executive Officer and approved by the Compensation Committee. In addition, Mr. Sullivan received a loan of $750,000 which accrued interest at 7% per annum, the principal and interest thereon was waived on March 1, 1999. The total amount of principal and interest as of March 1, 1999 was $775,304. In addition, Mr. Sullivan received a payment of $46,474.71 representing the amount of interest and income tax on the interest which Mr. Sullivan incurred as the result of the forgiveness of the interest on the loan.

     On November 4, 1999 Mr. Sullivan terminated his relationship with the Company in accordance with the terms of a letter agreement date as of the date thereof. Pursuant to the letter agreement, Mr. Sullivan received a lump sum payment of $2,400,000 plus his 1999 year-end bonus in the amount of $600,000 and agreed not to compete with and to act as a consultant to the Company for a period of one year and not to solicit the Company's employees for a period two years.

     In 1996, the Company entered into an employment agreement with Mr. Boyd. The agreement, as amended, was for an initial two-year term and automatically renewed for an additional two years upon each second anniversary of its effective date, unless prior notice to not renew was given. Mr. Boyd's base salary was subject to annual review by the Company's Compensation Committee. Mr. Boyd's agreement provided that in the event that his employment with the Company terminated as a result of (i) a termination for Good Reason or (ii) a termination by the Company without Cause (other than for Retirement or Disability), he would continue to act as a consultant to the Company until the first anniversary of his date of termination and receive compensation at a per diem rate and service as a consultant will be treated as service with the Company for purposes of determining the vested percentage of stock options and other equity awards granted as of such termination of employment. In addition, while a consultant to the Company, Mr. Boyd will continue to participate in the Company's group health plan (or if such participation is not permitted, the Company will provide such benefit on the same after-tax basis as if continued participation had been permitted). The agreement further provides that Mr. Boyd will receive no less favorable director and officer indemnification and insurance coverage than such coverage in effect from time to time for the directors and officers of the Company. Mr. Boyd is subject to a one-year non-compete provision as the result of his termination of employment.

     In December 1999, Mr. Boyd terminated his relationship with the Company under certain circumstances which fall within the definition of Good Reason in his employment agreement and which obligated the Company to pay him a lump sum amount of $1,200,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On February 23, 1998, Mr. Wiggins and the Company entered into a three year Retirement, Consulting and Non-Competition Agreement (the "Retirement Agreement") pursuant to which Mr. Wiggins retired from his position as Chairman of the Board and agreed to continue to act as a consultant to the Company for a period of three years. Under the terms of the Retirement Agreement, the Company agreed to pay Mr. Wiggins a lump sum cash payment of $3,600,000 and, during the term of the Retirement Agreement, an annual amount of $1,800,000, payable monthly. In addition, the Retirement Agreement provides that all of Mr. Wiggins' options vested immediately upon the effective date of the Retirement Agreement and that the expiration dates of the options are extended and shall continue to be exercisable until February 2002. The Retirement Agreement also provides that Mr. Wiggins will be provided certain fringe benefits and reimbursements of expenses, and that Mr. Wiggins and his dependents will be entitled to continue to participate in the Company's group health plan (or equivalent arrangements). The Retirement Agreement provides that during the term, Mr. Wiggins will not be employed by, or have a significant ownership interest in, any business which is principally and directly engaged in the operation of health maintenance organizations or the health insurance business in the United States, and will not solicit for employment any person who is at such time (or was within the one-month period prior to such solicitation) employed by the Company or any of its affiliates.

     Following disclosure of the terms of the Retirement Agreement, certain regulators, including the New York State Insurance Department, expressed concern that the cost of the Retirement Agreement would raise costs for the Company's policyholders. The Company has confirmed that the cost of the Retirement Agreement will be paid by the Company and will not be allocated directly or indirectly to its regulated subsidiaries and will have no impact on premiums for employer groups and members. The Company has suspended payments under the Retirement Agreement pending further discussions with these officials.

     The above notwithstanding, the Board of Directors carefully considered the need for a smooth management transition (including Mr. Wiggins' standing with employees as founder of the Company), Mr. Wiggins' pre-existing contractual rights and the value of an ongoing non-competition and non-solicitation agreement with Mr. Wiggins. The Board's assessment, with the advice of outside experts, was that the aforementioned agreements were reasonable. These agreements were structured not to affect the regulated subsidiaries and individual consumers and were in the best interests of the Company, its policyholders and its shareholders.

     In December 1999, the Company entered into an employment agreement with Mr. Schneider for Mr. Schneider to serve as the Company's President and Chief Operating Officer. The agreement provides for an initial two-year term and automatic renewal for an additional two years upon each second anniversary (initially, on the second anniversary) of its effective date, unless prior notice to not renew is given. Under the terms of the agreement, Mr. Schneider receives an annual base salary of no less than $600,000 and a target bonus opportunity of $600,000 or such higher amount as may be determined by the Compensation Committee. In December 1999, Mr. Schneider was also granted an option to acquire 800,000 shares of Company Common Stock at a purchase price per share of $12.8125. The options will vest and become exercisable ratably on a quarterly basis over a twenty-four month period. Mr. Schneider's base salary is subject to annual review by the Company's Compensation Committee, and may be increased at the discretion of the Compensation Committee.

     If prior to (or more than two years following) a Change in Control of the Company (as defined in the agreement), Mr. Schneider is terminated without Cause (other than for Disability) or terminates employment for Good Reason
(as such terms are defined in the agreement), or if Mr. Schneider's agreement is not renewed by the Company, he would receive a payment equal to two times the sum of his base salary during the prior twelve months plus two times the greater of (x) the target bonus amount for the year in which his date of termination occurs or (y) his annual bonus earned in the fiscal year immediately preceding his date of termination. Such amounts would be paid in twenty-four equal monthly installments. In addition, for a period of two years following the date of termination, Mr. Schneider would be provided the same level of medical and dental insurance benefits he received prior to his date of termination. Under the agreement Mr. Schneider has agreed that during the twelve-month period following his date of termination, other than following a Change in Control, that he will not compete with the Company nor solicit any actual or prospective customers of the Company nor hire any employees of the Company.

     Upon a Change in Control, the agreement automatically extends to two years from the date of such Change in Control unless notice to terminate the term has been properly provided prior to the date of the Change in Control. In the event that during the two-year period following a Change in Control, Mr. Schneider is terminated without Cause (other than Disability) or terminates employment for Good Reason, he would receive (i) a lump sum cash payment equal to two times the sum of (x) his highest annual rate of base salary during the three-year period immediately prior to the date of termination and (y) the greater of the target bonus amount for the year in which the date of termination occurs or the highest annual bonus earned by him during the three fiscal years immediately preceding the date of termination and (ii) continued welfare benefits coverage for two years following his date of termination. In the event of a Change in Control, Mr. Schneider's options will become fully vested and exercisable not later than immediately prior to the occurrence of the Change in Control.

     The agreement also provides that if any payments made to Mr. Schneider pursuant to the agreement or otherwise would be subject to any excise tax under
Section 4999 of the Internal Revenue Code, the Company will provide him with an additional payment such that he retains a net amount equal to the payments he would have retained if such excise tax had not applied.

     In July 1998, the Company entered into an employment agreement with Mr. Thompson for Mr. Thompson to serve as Vice President of Finance. In March 2000, the Company amended Mr. Thompson's agreement to provide for Mr. Thompson to serve as the Company's Executive Vice President and Chief Financial Officer. The agreement, as amended, provides for an initial two-year term and for automatic renewals for an additional two years upon each second anniversary of the effective date of the agreement unless prior notice not to renew is given by either party. Upon a Change in Control of the Company, the term of the agreement shall be extended automatically to two years from the date of such Change of Control. The agreement further provides that Mr. Thompson shall receive an annual base salary of $325,000 and an annual discretionary performance bonus provided, however, that (i) for each year Mr. Thompson's target bonus opportunity shall be 60% of base salary up to a maximum of 75% of base salary and (ii) Mr. Thompson's year 2000 bonus payments are guaranteed to be 75% of his base salary. Mr. Thompson's base salary is subject to annual review by the Company's Compensation Committee. In addition, in July 1998 the Company provided Mr. Thompson with a $160,000 secured loan (the "Thompson Loan") upon the following terms: (i) interest at the lowest rate to avoid imputed income (currently 6.1%); (ii) repayable in three designated annual installments, together with accrued interest; and (iii) the Thompson Loan will be forgiven if Mr. Thompson is terminated without Cause following a Change of Control. The current amount of interest and principal outstanding under the Thompson Loan is $70,474 and the largest amount of interest and principal ever outstanding under the Thompson Loan was $165,459.40.

     Under the agreement, if Mr. Thompson is terminated without Cause, the Company shall (i) pay him an amount equal to his base salary plus his bonus earned during the preceding twelve months, provided, however, his bonus for purposes of calculating this payment shall not be less than 75% of his base pay earned during the preceding twelve months; and (ii) continue to provide him with medical and dental benefits for one year following his date of termination. If within two years following a Change of Control the Company terminates Mr. Thompson's employment without Cause or does not renew Mr. Thompson's agreement or Mr. Thompson terminates his employment for Good Reason, then the Company shall: (i) pay Mr. Thompson an amount equal to two times the sum of his highest annual base salary earned during the preceding three year period plus the greater of (A) the maximum bonus amount earned during the preceding fiscal year or (B) the highest bonus amount earned by Mr. Thompson in respect of the preceding three years; (ii) cause Mr. Thompson's stock options to immediately vest and become fully exercisable; and (iii) provide him with medical and dental benefits for two years thereafter. The agreement further provides that Mr. Thompson forfeits all rights to payment under the agreement if he competes with the Company either during his employment with the Company or during the one-year period following his termination of employment. The agreement also provides that if any payments made to Mr. Thompson pursuant to the agreement or otherwise would be subject to any excise tax under Section 4999 of the Internal Revenue Code, the Company will provide him with an additional payment such that he retains a net amount equal to the payments he would have retained if such excise tax had not applied.

     Pursuant to the terms of the Investment Agreement dated as of February 23, 1998 (the "Investment Agreement") by and between the Company and TPG Partners II, L.P. ("TPG Partners"), certain affiliates of TPG Partners and certain assignees of TPG Partners (together, the "Investors") purchased $350 million in 245,000 shares of Series A Cumulative Preferred Stock (the "Series A Preferred Stock") and 105,000 shares of Series B Cumulative Preferred Stock (the "Series B Preferred Stock") and warrants to purchase Common Stock which enables TPG to acquire up to approximately 21.8% of the then outstanding Common Stock. In the Investment Agreement, the Company agreed to appoint Norman C. Payson, M.D. as its Chief Executive Officer and as a director and agreed that TPG would be entitled to nominate four additional directors. Messrs. Bonderman, Coslet, Coulter and Thiry were nominated by TPG pursuant to the Investment Agreement. In

November 1998, the Company entered into an amendment to the Investment Agreement to permit certain individual affiliates of TPG Partners, including Messrs. Bonderman, Coslet and Coulter, to purchase up to 2,000,000 shares of Common Stock of the Company. On February 13, 1999, the Investors exchanged (1) each share of Series A Preferred Stock for one share of Series D Cumulative Preferred Stock, par value $0.01 per share (the "Series D Preferred Stock"), plus
0.061824118367 share of Series D Preferred Stock representing dividends on the Series A Preferred Stock accrued and unpaid through the date of the exchange and
(2) each share of Series B Preferred Stock for one share of Series E Cumulative Preferred Stock, par value $0.01 per share (the "Series E Preferred Stock"), plus 0.064960295238 share of Series E Preferred Stock representing dividends on the Series B Preferred Stock accrued and unpaid through the date of the exchange. The terms of the shares of Series D Preferred Stock are identical to the terms of the Series A Preferred Stock except that the Series D Preferred Stock accumulates cash dividends at the rate of 5.12981% per annum, payable quarterly, provided that prior to May 13, 2000, the Series D Preferred Stock accumulates dividends at a rate of 5.319521% per annum, payable annually in cash or additional shares of Series D Preferred Stock, at the option of the Company. The terms of the shares of the Series E Preferred Stock are identical to the terms of the Series E Preferred Stock except that the Series E Preferred Stock accumulates cash dividends at the rate of 14% per annum, payable quarterly, provided that prior to May 13, 2000, the Series E Preferred Stock accumulates dividends at a rate of 14.589214% per annum, payable annually in cash or additional shares of Series E Preferred Stock, at the option of the Company. In addition, prior to May 13, 2001, the holders of the Series D Preferred Stock may only use to pay the exercise price of the warrants a percentage of the total amount of Series D Preferred Stock issued on February 13, 1999 that does not exceed the percentage of the total number of shares of Series E Preferred Stock issued on February 13, 1999 that have been redeemed, repurchased or retired by the Company, or used as consideration for the exercise of warrants by the holders thereof.

     Pursuant to the provisions of the Series D Preferred Stock and Series E Preferred Stock, on May 13, 1999, the Company issued (a) a dividend in the amount of $13.29880250 per share of Series D Preferred Stock in the form of shares of such Series D Preferred Stock to the holders of record as of April 28, 1999 and (b) a dividend in the amount of $36.4730350 per share of Series E Preferred Stock in the form of shares of such Series E Preferred Stock to the holders of record as of April 28, 1999. On February 29, 2000, the Company repurchased 28,780 shares of the Series D Preferred Stock and 89,616 shares of the Series E Preferred Stock from the Investors on a pro rata basis for an aggregate purchase price of $130 million.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1999, Messrs. Coulter, Milligan, Scully and Thiry served as members of the Company's Compensation Committee.

     Mr. Coulter is a principal of TPG. In the Investment Agreement (described above), pursuant to which certain affiliates of TPG Partners, an affiliate of TPG, and certain assignees of TPG Partners purchased $350 million in shares of senior preferred stock and warrants to purchase Common Stock, the Company agreed to appoint Dr. Payson as its Chief Executive Officer and as a director and agreed that TPG would be entitled to nominate four additional directors. Messrs. Bonderman, Coslet, Coulter and Thiry were nominated to serve as directors by TPG pursuant to the Investment Agreement. In November 1998, the Company entered into an amendment to the Investment Agreement to permit certain individual affiliates of TPG, including Messrs. Bonderman, Coslet and Coulter, to purchase up to 2,000,000 shares of Common Stock of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with regard to the beneficial ownership of the Company's Common Stock, Series D Preferred Stock and Series E Preferred Stock as of March 1, 2000, unless otherwise indicated, by (i) each stockholder who is known by the Company to beneficially own in excess of 5% of the outstanding shares of Common Stock, Series D Preferred Stock or Series E Preferred Stock, (ii) each director and the nominees for director, (iii) each of the executive officers named in the Summary Compensation Table and (iv) the directors and all executive officers as a group.

                                                                         OWNERSHIP(1)
                                                                         ------------
                                             COMMON                       SERIES D                       SERIES E
NAME                                         STOCK       PERCENT      PREFERRED STOCK     PERCENT     PREFERRED STOCK      PERCENT
----                                        ------       -------      ---------------     -------     ---------------      -------
TPG Partners II, L.P., et. al.(2)          18,024,002     22.0%         187,861.2411           80%       21,026.6209          80%
201 Main Street
Fort Worth, TX  76102

Donaldson, Lufkin &  Jenrette (3)           3,218,572      3.9%          33,546.6506        14.29%        3,754.4536       14.29%
277 Park Avenue
New York, NY 10172

Norman C. Payson, M.D. (4)                  4,511,006      5.5%              --                --               --            --

Yon Y. Jorden (5)                             103,125       *                --                --               --            --

Alan M. Muney, M.D., M.H.A. (6)                77,812       *                --                --               --            --

Marvin P. Rich (7)                                226       *                --                --               --            --

Jon S. Richardson (8)                          67,500       *                --                --               --            --

Jeffery H. Boyd (9)                           361,389       *                --                --               --            --

William M. Sullivan (10)                      624,164       *                --                --               --            --

David Bonderman (11)                       18,027,752     22.0%         187,861.2411           80%       21,026.6209          80%

Jonathan J. Coslet (12)                         7,150       *                --                --               --            --

James G. Coulter (13)                      18,027,752     22.0%         187,861.2411           80%       21,026.6209          80%

Robert B. Milligan, Jr. (14)                   14,375       *                --                --               --            --

Fred F. Nazem (15)                            470,750       *                --                --               --            --

Marcia J. Radosevich, Ph.D. (16)               43,750       *                --                --               --            --

Benjamin H. Safirstein, M.D. (17)             128,311       *                --                --               --            --

Thomas A. Scully (18)                          62,750       *                --                --               --            --

Kent J. Thiry (19)                             11,750       *                --                --               --            --

Stephen F. Wiggins (20)                     2,213,500      2.7%              --                --               --            --

All Executive Officers and                  7,801,436      9.5%              --                --               --            --
Directors as a Group
(15 persons) (21)

----------
*Less than one percent.

(1) Includes shares which such persons have the right to acquire beneficial ownership of within 60 days from March 1, 2000.

(2) On May 13, 1998, TPG Partners II, L.P. ("TPG Partners"), TPG Parallel II, L.P. ("TPG Parallel") and TPG Investors II, L.P. ("TPG Investors, together with TPG Partners and TPG Parallel, the "TPG Entities") acquired, in the aggregate, 196,000 shares of Series A Preferred Stock and 84,000 shares of Series B Preferred Stock with warrants to acquire, in the aggregate, 18,024,002 shares of Common Stock. On February 13, 1999, the shares of Series A Preferred Stock owned by the TPG Entities were exchanged for 208,117.5272 shares of a new Series D Preferred Stock and the shares of Series B Preferred Stock owned by the TPG Entities were exchanged for 89,456.6648 shares of a new Series E Preferred Stock. On May 13, 1999, the Company issued (a) a dividend in the amount of $13.2988 per share of Series D Preferred Stock in the form of shares of such Series D Preferred Stock to the holders of record as of April 28, 1999 and (b) a dividend in the amount of $36.4730 per share of Series E Preferred Stock in the form of shares of such Series E Preferred Stock to the holders of record as of April 28, 1999. On February 29, 2000 Company repurchased 23,024 shares of Series D Preferred Stock and 71, 693 shares of Series E Preferred Stock from the TPG Entities for $23,997,008.96 and $80,002,224.94, respectively.

(3) On May 13, 1998, certain affiliates of Donaldson, Lufkin & Jenrette Securities Corporation (the "DLJ Entities") acquired, in the aggregate, 35,000 shares of Series A Preferred Stock and 15,000 shares of Series B Preferred Stock with warrants to acquire, in the aggregate, 3,218,571 shares of Common Stock. On February 13, 1999, the Series A Preferred Stock owned by the DLJ Entities was exchanged for 37,163.8441 shares of a new Series D Preferred Stock and the shares of Series B Preferred Stock owned by the DLJ Entities were exchanged for 15,974.4044 shares of a new Series E Preferred Stock. On May 13, 1999, the Company issued
         (a) a dividend in the amount of $13.29880 per share of Series D Preferred Stock in the form of shares of such Series D Preferred Stock to the holders of record as of April 28, 1999 and (b) a dividend in the amount of $36.4730 per share of Series E Preferred Stock in the form of shares of such Series E Preferred Stock to the holders of record as of April 28, 1999. On February 29, 2000, the Company purchased 4,111.4281 shares of Series D Preferred Stock and 12,802.2858 shares of Series E Preferred Stock from the DLJ Entities for $4,285,180.18 and $14,286,111.61, respectively.

(4) Includes 1,866,676 shares of Common Stock issuable upon exercise of stock options and 644,330 shares of common stock held in a limited liability company, in which trusts for the benefit of his two children each hold a 7.5% interest. Dr. Payson disclaims beneficial ownership of the shares of common stock held in these trusts. Dr. Payson currently holds unvested options to purchase 1,533,324 additional shares of Common Stock.

(5) Includes 103,125 shares of Common Stock issuable upon exercise of stock options. Ms. Jorden currently holds unvested options to purchase 309,375 additional shares of Common Stock.

(6) Includes 72,812 shares of Common Stock issuable upon exercise of stock options. Dr. Muney currently holds unvested options to purchase 153,438 additional shares of Common Stock.

(7) Represents 226 shares of Common Stock held in the Savings Plan. As of April 13, 2000, Mr. Rich will have no outstanding options.

(8) Includes 67,500 shares of Common Stock issuable upon exercise of stock options. Mr. Richardson currently holds unvested options to purchase 152,500 additional shares of Common Stock.

(9) Includes 353,584 shares of Common Stock issuable upon exercise of stock options and 714.673 shares held in the Savings Plan. Mr. Boyd currently holds unvested options to purchase 270,314 additional shares of Common Stock.

(10) Includes 464,047 shares of Common Stock issuable upon exercise of stock options. Mr. Sullivan currently holds unvested options to purchase 421,249 additional shares of Common Stock.

(11) Includes 3,750 shares of Common Stock issuable upon exercise of options, 18,024,002 shares Common Stock issuable upon the exercise of warrants currently owned by the TPG Entities, 187,861.2411 shares of Series D Preferred Stock currently owned by the TPG Entities and 21,026.6209 shares of Series E Preferred Stock currently owned by the TPG Entities. Mr. Bonderman, a director of the Company, is a director, executive officer and stockholder of TPG Advisors II, Inc. ("TPG Advisors"). TPG Advisors is the general partner of TPG GenPar II, L.P., which is, in turn, the general partner of each of TPG Partners, TPG Parallel and TPG Investors. Mr. Bonderman currently holds unvested options to purchase 6,250 additional shares of Common Stock.

(12) Includes 3,750 shares of Common Stock issuable upon exercise of options. Mr. Coslet currently holds unvested options to purchase 6,250 additional shares of Common Stock.

(13) Includes 3,750 shares of Common Stock issuable upon exercise of options, 18,024,002 shares Common Stock issuable upon the exercise of warrants currently owned by the TPG Entities, 187,861.2411 shares of Series D Preferred Stock currently owned by the TPG Entities and 21,026.6209 shares of Series E Preferred Stock currently owned by the TPG Entities. Mr. Coulter, a director of the Company, is a director, executive officer and stockholder of TPG Advisors II, Inc. ("TPG Advisors"). TPG Advisors is the general partner of TPG GenPar II, L.P., which is, in turn, the general partner of each of TPG Partners, TPG Parallel and TPG Investors. Mr. Coulter currently holds unvested options to purchase 6,250 additional shares of Common Stock

(14) Includes 14,375 shares of Common Stock issuable upon exercise of options. Mr. Milligan currently holds unvested options to purchase 6,250 additional shares of Common Stock.

(15) Includes 448,750 shares of Common Stock issuable upon exercise of stock options. Mr. Nazem currently holds unvested options to purchase 6,250 additional shares of Common Stock.

(16) Includes 22,500 shares of Common Stock issuable upon exercise of options. Dr. Radosevich currently holds unvested options to purchase 6,250 additional shares of Common Stock.

(17) Includes 106,250 shares of Common Stock issuable upon exercise of options and 2,000 shares of Common Stock held by Dr. Safirstein's spouse. Dr. Safirstein disclaims beneficial ownership of the shares of Common Stock held by his spouse. Dr. Safirstein currently holds unvested options to purchase 25,000 additional shares of Common Stock.

(18) Includes 62,750 shares of Common Stock issuable upon exercise of options. Mr. Scully currently holds unvested options to purchase 6,250 additional shares of Common Stock.

(19) Includes 3,750 shares of Common Stock issuable upon exercise of options. Mr. Thiry currently holds unvested options to purchase 6,250 additional shares of Common Stock.

(20) Includes 1,356,040 shares of Common Stock issuable upon exercise of options.

(21) These numbers include 4,196,716 shares of Common Stock issuable upon exercise of options but do not include shares of Common Stock, Series D Preferred Stock or Series E Preferred Stock attributable to Messrs. Bonderman and Coulter as a result of their relationship to TPG Advisors described above.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE

     Compensation Philosophy

     The Compensation Committee of the Board is responsible for reviewing the Company's executive compensation program and policies each year and determining the compensation of the Company's executive officers. The Company's compensation programs and policies are designed to provide incentives that account for value delivered to the Company's stockholders and that attract and retain individuals of outstanding ability in key positions. The Committee recognizes (i) individual performance and the performance of the Company in addressing immediate financial and operational challenges, (ii) the Company's performance relative to the performance of other companies of comparable size, complexity and quality, and
(iii) performance that supports both the short-term and long-term goals of the Company. In 1999, the Compensation Committee sought to establish compensation programs which would aid in the recruitment of experienced managers and retention of key managers to help develop and implement plans to improve the Company's financial and operating performance ("turnaround plan"). This required providing incentives tied to enhancing shareholder value and mitigating the risks associated with the Company's ongoing financial losses. In addition to exercising its business judgment, the Committee has also sought the advice of nationally recognized consultants in developing its executive compensation policies and agreements. The Committee believes that the executive compensation program includes elements which, taken together, constitute an appropriate method of establishing total compensation for senior management given the circumstances applicable to the Company.

     The compensation of the Company's executive officers, including the executives named herein and the Chief Executive Officer, consists of four key components: (i) base salary; (ii) annual incentive bonus; (iii) amounts deferred and matching contributions by the Company under a long-term deferred compensation plan; and (iv) stock options. The compensation packages are designed to set total compensation at levels comparable to total compensation paid to similarly positioned executives at peer companies selected and reviewed by the Committee and its consultants. An executive's total compensation relative to the range paid by the peer companies depends upon the executive's experience, level and scope of responsibility within the Company and individual performance. The majority of the Company's executive officers have employment agreements that establish base salary and bonus opportunities and that were entered into following arm's length negotiations with the respective executive officers.

     Compensation of Chief Executive Officer

     During 1999, Dr. Payson served as the Company's Chief Executive Officer. Compensation for Dr. Payson was principally determined with reference to Dr. Payson's Employment Agreement (the "Payson Agreement"), which was the subject of arm's length negotiations between representatives of the Committee and Dr. Payson. In arriving at the terms of the Payson Agreement, the Committee considered the need to provide incentives which would encourage an executive with Dr. Payson's experience and background to join the Company as Chief Executive Officer and align his personal interests with those of the Company's shareholders. Accordingly, Dr. Payson's compensation principally consists of stock options, which provide value to Dr. Payson only if there is appreciation in the price of the Company's Common Stock. The options vest over a four-year period. In addition, the Payson Agreement required that Dr. Payson personally invest $10 million through purchase of the Company's Common Stock and provides substantial transfer restrictions on both the purchased and option shares. In the Committee's view, these provisions should provide significant incentives for Dr. Payson to work to enhance shareholder value given the extent of his personal investment in the Company's Common Stock. The Payson Agreement also provided for salary and bonus payments aggregating $700,000 in 1999.

     Compensation of Executive Officers

     Compensation paid to the Company's executive officers for 1999 consisted primarily of base salary, bonus compensation and grants of stock options. In determining the compensation for each of the Company's executive officers, the Compensation Committee considered such factors as existing contractual commitments, compensation opportunities perceived to be necessary to retain executive officers and the criticality of the executives to the Company's current and future success. Certain of the employment agreements for executive officers provide for guaranteed bonuses as an inducement to join the Company, to mitigate the risks associated with the Company's financial losses and to compensate for lost bonus opportunities at previous employers. Several of the executives were also given loans or cash payments, in part, to assist in relocation and commutation costs or in lieu of compensation foregone from a previous employer. Stock option grants were determined by the Committee based on grants to similarly positioned executives at peer companies, the ability of the officer to contribute to enhancement of the value of the Company's Common Stock and a determination of the level of grant needed to provide adequate incentives to join or remain with the Company and promote enhancement of shareholder value.

     Upon termination of their employment, in 1999 Mr. Boyd and Mr. Sullivan were paid lump sum amounts of $1,200,000 and $2,400,000, respectively, in part as consideration of their observance of certain provisions of their employment agreements which survive termination of their employment with the Company. The payment to Mr. Boyd was also made pursuant to a provision in his employment agreement which was intended to compensate him for his delayed exercise of his right to terminate his employment for Good Reason.

     In connection with the ongoing compensation plans, the Committee intends to continue to promote compensation structures which, in the Committee's opinion, provide features which properly align the Company's executive compensation with corporate performance and the interest of its shareholders and which offer competitive compensation relevant to comparable opportunities in the marketplace.

                           The Compensation Committee
                           Robert B. Milligan, Jr.
                           James G. Coulter
                           Thomas A. Scully
                           Kent J. Thiry

                                PERFORMANCE GRAPH

     The following graph compares the change in the Company's cumulative total return on its Common Stock to (a) the change in the cumulative total return on the stocks included in the NASDAQ Composite Index for U.S. Companies and (b) the change in the cumulative total return on the stocks included in NASDAQ Health Services Index assuming an investment of $100 made on December 31, 1993 and comparing relative values on December 31, 1994, 1995, 1996, 1997, 1998 and 1999. All of these cumulative total returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the period. Note that the Common Stock price performance shown below should not be viewed as being indicative of future performance.

                                            12/31/93    12/31/94   12/31/95    12/31/96   12/31/97   12/31/98    12/31/99
OXFORD HEALTH PLANS, INC.                    100.00      149.53     278.78      441.99     117.46     112.26       95.76
NASDAQ STOCK MARKET INDEX                    100.00       97.80     138.23      170.07     208.39     293.65      530.52
NASDAQ HEALTH SERVICES STOCK INDEX           100.00      107.29     136.01      135.80     138.39     117.25       96.91

                               PROPOSAL NUMBER TWO


              APPROVAL OF AMENDMENTS TO SECOND AMENDED AND RESTATED
                    CERTIFICATE OF INCORPORATION, AS AMENDED


DESCRIPTION OF PROPOSAL

     Stockholders are being asked to consider and approve amendments to the Second Amended and Restated Certificate of Incorporation, as amended, of the Company (the "Certificate"):

         (1) to confer the power to vote upon holders of the Company's Series D Junior Subordinated Debentures due May 13, 2008 (the "Series D Debentures") that may be issued in exchange for shares of Series D Preferred Stock, and to holders of the Company's Series E Junior Subordinated Debentures due May 13, 2008 (the "Series E Debentures") that may be issued in exchange for shares of Series E Preferred Stock (the Series D Debentures and the Series E Debentures are hereinafter sometimes collectively called the "Debentures"), and to clarify the voting rights of the Company's stockholders in certain situations;

         (2) to amend the Certificates of Designations for each of the Series D Preferred Stock and the Series E Preferred Stock to clarify the voting rights of holders of preferred stock in connection with the voting rights of holders of Debentures (or, in certain cases, other securities of the Company) where only one series of preferred stock is exchanged for Debentures (or such other securities).

     Pursuant to the Investment Agreement, on May 13, 1998, TPG Partners and certain assignee purchasers (collectively with TPG Partners, the "Investors") purchased from the Company (i) 245,000 shares of the Company's Series A Cumulative Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), together with detachable Series A Warrants (the "Series A Warrants") to purchase, subject to adjustment, 15,800,000 shares of Common Stock, and (ii) 105,000 shares of the Company's Series B Cumulative Preferred Stock, par value $.01 per share (the "Series B Preferred Stock," and together with the Series A Preferred Stock, the "Senior Preferred Stock"), together with detachable Series B Warrants (the "Series B Warrants," and together with the Series A Warrants, the "Warrants") to purchase 6,730,000 shares of Common Stock. Shares issuable upon the exercise of the Warrants are herein referred to as "Warrant Shares".

     On February 13, 1999, the Company entered into a share exchange agreement with the Investors to redistribute the total amount of dividends payable on the shares of Series A Preferred Stock and Series B Preferred Stock. Under the share exchange agreement, the 245,000 shares of Series A Preferred Stock were exchanged for 260,146.909 shares of Series D Preferred Stock, and the 105,000 shares of Series B Preferred Stock were exchanged for 111,820.831 shares of Series E Preferred Stock. The additional shares issued in the exchange were attributable to dividends accrued on the shares through February 13, 1999. The terms of the Series D Preferred Stock are substantially similar to the terms of the Series A Preferred Stock and the terms of the Series E Preferred Stock are substantially similar to the terms of the Series B Preferred Stock except, in each case, with respect to applicable dividend rates and their use as consideration for the exercise of the Warrants. The exchange was effected primarily to facilitate the potential sale of the preferred stock by the Investors. On February 29, 2000, the Company repurchased a total of 28,780 shares of the Series D Preferred Stock from the Investors for an aggregate amount of $29,996,261.19 and a total of 89,616 shares of the Series E Preferred Stock from the Investors for an aggregate amount of $100,002,781.18. As of March 1, 2000, there were 234,826.5513 shares of Series D Preferred Stock outstanding and there were 26,283.2761 shares of Series E Preferred Stock outstanding.

     Pursuant to the Certificate of Designations for the Series D Preferred Stock (the "Series D COD"), on any dividend payment date the Company may exchange the shares of Series D Preferred Stock for Series D Debentures, and, pursuant to the Certificate of Designations for the Series E Preferred Stock (the "Series E COD"), on any dividend payment date the Company may exchange the shares of Series E Preferred Stock for Series E Debentures. Each of the Series D COD and the Series E COD contain conditions that must be satisfied before the Company may effect the exchange. One condition to effecting this exchange is that the Company must amend the Certificate to confer upon the holders of Debentures the same power to vote that they had as holders of shares of preferred stock. Another condition to effecting the exchange is that the exchange must not result in any tax consequence to TPG Partners or any of its Affiliates which is materially adverse. In order to be able to effect the exchange at such time as the Company believes is in its best interest, the Board of Directors believes that it would be advisable to amend the Certificate to confer upon holders of Series D Debentures the same voting rights that holders of Series D Preferred Stock have and to confer upon holders of Series E Debentures the same voting rights that holders of Series E Preferred Stock have. As of March 1, 2000, there were no Series D Debentures or Series E Debentures issued or outstanding.

     In addition, pursuant to the relevant Certificate of Designations, the Company may elect to exchange either series of preferred stock on any dividend payment date if it satisfies the conditions contained in the Certificate of Designations. This means that the Company may exchange only one series of preferred stock if it so chooses. Pursuant to the Series D COD and the Series E COD, both series of preferred stock vote together as a single class to elect additional directors if dividends are in arrears or if the Company fails to redeem shares of preferred stock when required to do so. However, neither the Series D COD nor the Series E COD currently provide for the situation where only one series of preferred stock is exchanged and the other series of preferred stock remains outstanding. Therefore, the Board of Directors believes that it would be advisable to amend the Certificate to clarify the voting rights and procedures upon the exchange of only one series of preferred stock.

     If the requisite number of stockholders approve the following amendments to the Certificate and if the Company satisfies the other conditions set forth in the relevant certificate of designations, the Company may elect to exchange either series of preferred stock for the corresponding series of Debentures on any dividend payment date. However, the Company may also choose not to exchange either series of preferred stock for Debentures or may choose to repurchase and cancel shares of either or both series of preferred stock in some other manner (for example, by repurchasing such shares or exchanging such shares for other securities of the Company).

     On March 15, 2000, the Board of Directors unanimously adopted a resolution, subject to stockholder approval, proposing and declaring the advisability of amendments to the Certificate which would confer the voting rights described below upon holders of Series D Debentures and Series E Debentures and to the Series C COD and the Series E COD to clarify the voting rights and procedures in the situation where only on series of preferred stock is exchanged for Debentures (or, in certain cases, other securities of the Company) and one series of preferred stock remains outstanding.

AMENDMENT TO CONFER VOTING RIGHTS UPON HOLDERS OF DEBENTURES

     In order to effect an exchange of a series of preferred stock for Debentures, the Certificate must be amended, in the case of an exchange of Series D Preferred Stock, to confer voting rights upon holders of the Series D Debentures and, in the case of an exchange of Series E Preferred Stock, to confer voting rights upon holders of the Series E Debentures. Under the terms of both the Series D Preferred Stock and the Series E Preferred Stock, all holders of preferred stock have limited voting rights, and TPG Partners and its affiliates have different voting rights from all other holders of preferred stock. The voting rights conferred on the holders of Series D Debentures would be substantially identical to the current voting rights of the holders of shares of Series D Preferred Stock, and the voting rights conferred on the holders of Series E Debentures would be substantially identical to the current voting rights of the holders of shares of Series E Preferred Stock. The holders of the Debentures would have no rights as stockholders of the Company, and the voting rights of holders of Debentures would be only those described below.

     The Board of Directors believes that the ability to exchange preferred stock for Debentures is beneficial because it may allow the Company to exchange the shares of preferred stock and to benefit from a tax deduction for interest paid on the Debentures. For the period from May 13, 2000 through May 13, 2008, when the Series D and Series E Preferred Stock is mandatorily redeemable, the Company is obligated to pay dividends in an aggregate amount of approximately $135.3 million. If the Company exchanged the Series D Preferred Stock for Series D Debentures and the Series E Preferred Stock for Series E Debentures, the Company would be obligated to pay the same amount in interest. However, unlike the dividend payments, the Company would be able to deduct the interest payments on the Series D and Series E Debentures from its taxable income.

     The Board of Directors considers the grant of voting rights to the holders of the Series D Debentures and the holders of the Series E Debentures desirable because it may allow the Company to effect the exchange of a series of preferred stock for Debentures and therefore take advantage of the tax deduction for interest paid on the Debentures.

     Proposed Voting Rights of TPG Partners and its Affiliates

     The Certificate will be amended to add a new Article Fifteenth to confer upon TPG Partners and its affiliates certain voting rights as holders of a series of Debentures, which voting rights will not apply to other holders. In particular, only TPG Partners and its affiliates will have the right to vote their Debentures on all matters voted on by holders of common stock. In those circumstances, TPG Partners and its affiliates will vote together with the holders of common stock (and any series of preferred stock entitled to vote) as a single class. These voting rights:

         (1) will apply to Debentures issued to TPG Partners or any of its affiliates in exchange for shares of a series of preferred stock that had similar voting rights; and

         (2) will not be transferable to any subsequent holder of Debentures.

If the Debentures are transferred to a person other than TPG Partners or its affiliates, and TPG Partners or its affiliates subsequently reacquire those Debentures, TPG Partners or its affiliates would not reacquire the right to vote those Debentures with holders of common stock.

     RIGHTS OF ALL HOLDERS

     The Certificate will be amended to grant to all holders of Debentures, including TPG Partners and its affiliates, the voting rights described below.

         If:

         (1) interest due and payable on either series of Debentures has not been paid in full (or, if one series of preferred stock has not been exchanged for Debentures and, the dividends payable on that series of preferred stock have been in arrears and not paid in full) for four consecutive quarterly periods; or

         (2) the Company fails to satisfy its obligations to redeem or repay the principal of either series of Debentures under the applicable indenture (or, if one series of preferred stock has not been exchanged for Debentures and, the Company failed to satisfy its obligation to redeem shares of that series of preferred stock pursuant to its certificate of designations);

then holders representing at least a majority of the aggregate principal amount of outstanding Debentures will have the exclusive right, voting together as a single class, to elect the two additional directors to the Board of Directors, except under the circumstances described below. If the shares of one series of preferred stock have not been exchanged for Debentures, then the holders of the shares of that series of preferred stock will vote together with the holders of Debentures as a single class, and, for the purposes of determining a majority of the aggregate principal amount of Debentures and the series of preferred stock that was not exchanged, one share of the series of preferred stock will be deemed to be equal to a principal amount of $1,000.

     Under the Investment Agreement, TPG Partners and its affiliates are permitted to designate directors to the Company's Board of Directors. However, TPG Partners and its affiliates are not permitted to elect and/or designate a total of more than four directors to the Company's Board of Directors. If at the time holders of Debentures or, if applicable, the holders of shares of a series of preferred stock that has not been exchanged for Debentures, have the right to elect additional directors, if:

         (3) TPG Partners and its affiliates together beneficially own Debentures representing a majority of the aggregate principal amount of outstanding Debentures of both series (or, if the shares of one series of preferred stock have not been exchanged for Debentures, TPG Partners and its affiliates together beneficially own a majority of the aggregate principal amount of the Debentures and that series of preferred stock), taken together as a single class; and

         (4) TPG Partners and its affiliates are not permitted to elect one or both of the additional directors because of the restrictions described above;

then the holders of Debentures (and, if applicable, holders of shares of a series of preferred stock that has not been exchanged for Debentures), other than TPG Partners and its affiliates, will be entitled to elect, voting together as a single class, only one additional director. For the purposes of determining a majority of the aggregate principal amount of Debentures and a series of preferred stock, if necessary, one share of the series of preferred stock that has not been exchanged will be deemed to be equal to a principal amount of $1,000.

     Any additional director elected as described above will continue as a director, and these additional voting rights will continue until:

         (1) the Company pays all interest due and payable on the Debentures of each series and the Company pays in full all dividends accumulated on the series of preferred stock that has not been exchanged; and

         (2) the Company satisfies any obligation to redeem the Debentures or the series of preferred stock that has not been exchanged or any obligation to repay the principal that has become due, or the Company sets aside all necessary funds for the redemption payment.

Upon the occurrence of these events, any additional director will cease to be a director and the additional voting rights of the holders of Debentures will terminate subject to revesting if any subsequent failure to pay interest or dividends or to redeem Debentures or shares as described above occurs and subject to any rights to elect directors of holders of any other series of our preferred stock.

     The holders of Debentures will be able to exercise their right to elect additional directors at any annual meeting of stockholders, at a special meeting held for this purpose, or by the written consent of the holders of the minimum principal amount of Debentures required to take action. As long as this right to vote continues, and unless this right has been exercised by written consent of the minimum principal amount of Debentures required to take action, the chairman of the Company's board of directors may call, and upon the written request of holders of record of Debentures representing 20% of the aggregate principal amount of the outstanding Debentures, addressed to the Company's secretary at its principal office, will call, a special meeting of the holders entitled to vote as described above. This meeting will be held within 60 days after delivery of a request to the secretary, at the place and upon the notice provided by law and in the by-laws for meetings of stockholders.

     Each director elected as described above will serve until the next annual meeting or until his or her successor is elected and qualified, unless the director's term of office has terminated as described above. If any vacancy occurs among the directors elected as described above, the vacancy may be filled for the unexpired portion of the term by the remaining director or directors elected by the holders of Debentures (and, if applicable, holders of shares of a series of preferred stock that has not been exchanged for Debentures) entitled to vote for the director or directors as described above, or their successor or successors in office, if any. If the vacancy is not filled within 20 days or if all of the remaining directors elected as described in this section cease to serve as directors before their term expires, the holders of Debentures (and, if applicable, holders of shares of a series of preferred stock that has not been exchanged for Debentures) entitled to vote for the director as described above may elect successors to hold office for the unexpired terms of any vacant directorships by written consent or at a special meeting. The holders of a majority of Debentures (and, if applicable, holders of shares of a series of preferred stock that has not been exchanged for Debentures) entitled to vote for directors as described above will have the right to remove with or without cause at any time and replace any directors that they have elected, by written consent or at a special meeting.

     The Company may not take the following actions without the consent or vote of the holders of at least a majority of the aggregate principal amount of outstanding Debentures of a series, voting separately as a class:

         - authorize, create or issue, or increase the authorized amount of any class or series of capital stock or any security convertible into or exercisable for any class or series of capital stock, redeemable mandatorily or redeemable at the option of the holder hereof at any time on or prior to May 13, 2008, whether or not thereof only upon the occurrence of a specified event;

         - amend, alter or repeal any provision of the Company's Certificate or the Company's by-laws if the amendment, alteration or repeal alters or changes the rights of the holders of Debentures of that series so as to affect them materially and adversely; or

         - authorize or take any other action if such action alters or changes any of the rights of holders of Debentures of that series in any respect or otherwise would be inconsistent with the provisions of the applicable indenture and the holders of any class or series of our capital stock are entitled to vote on that action.

No consent or vote of the holders of Debentures is required for the creation or issuance by a trust formed at the Company's direction of any series of preferred securities of such trust for financing purposes in an aggregate amount not to exceed $250,000,000.

     The Company has no present plans, arrangements, or understanding to effect the exchange or issue the Series D Debentures or the Series E Debentures. If the Series D Debentures are issued, they will only be issued in exchange for the Series D Preferred Stock If the Series E Debentures are issued, they will only be issued in exchange for the Series E Preferred Stock.

AMENDMENT TO CERTIFICATES OF DESIGNATIONS

     Pursuant to the Series D COD and the Series E COD, on any dividend payment date the Company may effect an exchange of the relevant series of preferred stock for Debentures. The Company may elect to exchange only one series of preferred stock for Debentures or to exchange both series of preferred stock for Debentures. Currently, under the terms of each series of preferred stock, if dividends are in arrears or if the Company fails to redeem shares of preferred stock when required to do so, the holders of each series of preferred stock vote together as a single class to elect additional directors to the Board of Directors. If the Certificate is amended as described above, a similar voting right will exist for holders of Debentures of both series if interest payments have not been made when due and if the Company does not redeem the Debentures when required to. If one series of preferred stock is exchanged for Debentures and the other series remains outstanding, the series of preferred stock outstanding should vote as a single class with the series of Debentures exchanged. Currently, both the Series D COD and the Series E COD do not provide for this situation.

     The Company proposes to amend the voting provisions of the Series D COD and the Series E COD to provide that if one series of preferred stock has been exchanged for Debentures, and if dividends are in arrears on the series of preferred stock or if interest is due and payable on the series of Debentures issued, or if the Company fails to redeem, when required to do so, the preferred stock or the series of Debentures, then holders of the preferred stock and the Debentures will have the right to elect two additional directors to the Board of Directors. The vote required to elect the two additional directors will be the vote of holders representing a majority of the aggregate principal amount of outstanding Debentures and preferred stock. For the purposes of determining a majority of the aggregate principal amount of Debentures and preferred stock, one share of preferred stock will be deemed to be equal to a principal amount of $1,000. In addition, the Certificate will be amended to provide that the preferred stock and the Debentures will vote together as a single class to elect only one additional director if TPG Partners and its affiliates own a majority of aggregate principal amount of outstanding Debentures and preferred stock and are not permitted to elect one or both of the additional directors because under the Investment Agreement they are restricted from appointing more than four directors to the Board of Directors. The Certificate will also be amended to provide for the voting procedures when filling a vacancy on the Board of Directors where the preferred stock and the Debentures are entitled to vote as a single class.

NO ANTI-TAKEOVER EFFECTS OF THE PROPOSED AMENDMENT

     The voting rights conferred on the holders of Series D Debentures would be identical to the current voting rights of the holders of shares of Series D Preferred Stock, and the voting rights conferred on the holders of Series E Debentures would be identical to the current voting rights of the holders of shares of Series E Preferred Stock. No additional voting rights will be conferred upon holders of Debentures. In addition, the purpose of the amendment of the Series D COD and the Series E COD is only to clarify the voting rights when only one series of preferred stock is exchanged for Debentures or, in certain cases, other securities of the Company. No additional voting rights will be conferred upon the holders of preferred stock. The amendments are not expected to have any anti-takeover effects.

VOTE REQUIRED

     To become effective the amendment to the Certificate must be adopted by the Board of Directors and the stockholders. The Board of Directors already has adopted the amendment. Under Delaware law and the Company's Certificate, the amendment must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, the holders of a majority of the outstanding shares of Series D Preferred Stock and the holders of a majority of the outstanding shares of Series E Preferred Stock.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO CONFER VOTING RIGHTS UPON HOLDERS OF DEBENTURES AND TO CLARIFY VOTING RIGHTS WHERE ONLY ONE SERIES OF PREFERRED STOCK IS EXCHANGED.

                              PROPOSAL NUMBER THREE
           AMENDMENT TO 1991 STOCK OPTION PLAN TO INCREASE THE NUMBER
              OF SHARES AVAILABLE UNDER THE 1991 STOCK OPTION PLAN

     On March 15, 2000, the Board of Directors adopted a resolution, subject to stockholder approval, to amend the 1991 Stock Option Plan to increase the number of shares issuable thereunder from 25,580,000 shares to 30,380,000 shares.

     The Board of Directors believes that stock options are valuable tools for the recruitment, retention and motivation of qualified employees, including officers, and other persons who can contribute materially to the Company's success. As of March 16, 2000, the Record Date, options to purchase 13,597,659 shares were outstanding under the 1991 Stock Option Plan and only 1,021,683 shares of the 25,580,000 shares originally available for grant under the 1991 Stock Option Plan remained available for issuance pursuant to new option grants.

     The Board of Directors believes that equity ownership by management and other employees has contributed substantially to the Company's successful turnaround. The Board believes that it is important to have additional shares available under the 1991 Stock Option Plan to provide adequate incentives to management and to continue to align the interests of management with those of the Company's stockholders. Further, the Company's overall compensation philosophy involves rewarding performance that supports both the long and short term goals of the Company. The Company's compensation strategy consists of four key elements including: (i) base salary; (ii) annual incentive bonus; (iii) amounts deferred and matching contributions by the Company under a long-term deferred compensation plan; and (iv) stock options. In the event the Company does not have adequate shares to continue to grant options to both existing and new management, the Company would have to adjust its compensation strategy.

     The material features of the 1991 Stock Option Plan, including the amendments proposed in Proposal Number Three and Proposal Number Four, are outlined below.

PURPOSE

     The purpose of the 1991 Stock Option Plan is to provide an incentive to key employees, directors and consultants who are in a position to contribute materially to the long term success of the Company, to increase such person's interest in the Company's welfare and to aid in attracting and retaining individuals with outstanding ability.

ADMINISTRATION

     The 1991 Stock Option Plan is administered by the Compensation Committee of the Board of Directors.

ELIGIBILITY

     The 1991 Stock Option Plan provides for grants to key employees (including officers) of the Company and its subsidiaries of "incentive stock options" within the meaning of Section 422 of the Code and for grants of nonqualified options to key employees, directors (other than members of the Compensation Committee), and consultants of the Company and its subsidiaries. The Compensation Committee has the authority to determine the employees to whom options will be granted, the number of shares to be subject to each option, whether options will be incentive or nonqualified, and the manner of exercise. The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which first become exercisable in any calendar year by an employee may not exceed $100,000. No individual optionee may be granted in any calendar year options to purchase more than 2,000,000 shares.

TERMS OF OPTIONS

     Each option issued pursuant to the 1991 Stock Option Plan is evidence by a written stock option agreement between the Company and the optionee and is generally subject to the terms and conditions listed below (prior to giving effect to the amendments to the Plan proposed hereunder), but specific terms may vary:

     (i) Exercise of the Option. The Compensation Committee determines when options granted under the 1991 Stock

Option Plan may be exercised. An option is exercised by giving written notice to the Company specifying the number of shares to be purchased and tendering payment of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, check, exchange of shares (which, if acquired pursuant to the prior exercise of stock option, must be held for more than six months) or any combination thereof. An option may not be exercised for a fraction of a share. Additionally, the Company will not permit payment of the exercise price by a promissory note or a Company loan.

     (ii) Option Price. Incentive stock options may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of employees or officers holding 10% or more of the voting stock of the Company). Nonqualified stock options may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant.

     (iii) Termination of Employment. Except as otherwise provided by the Committee, if the optionee's employment with the Company or with a subsidiary of the Company is terminated, the term of any then outstanding option held by such optionee shall extend for a period ending on the earlier of the date on which such option would otherwise expire or three months after such termination of employment. Such option will only be exercisable to the extent it was exercisable as of the last date of such optionee's employment. The representative of a deceased optionee's estate or beneficiaries thereof to whom the option has been transferred shall have the right during the three month period following the death or, if lesser, the remaining term of the option, to exercise any then outstanding option in whole or in part.

     (iv) Termination of Options. All options expire not more than seven years from the date of grant or not more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of the voting stock of the Company.

     (v) Nontransferability of Options. An option granted under the 1991 Stock Option Plan is exercisable, during the optionee's lifetime, only by the optionee and is not transferable except by will or by the laws of descent and distribution.

     (vi) Vesting. The Compensation Committee determines any vesting conditions applicable to options granted under the 1991 Stock Option Plan. Vesting may be accelerated in the event of the employee's death, disability or retirement, in the event of a change in control with respect to the Company or upon other events. Moreover, the Compensation Committee may determine that outstanding options will become fully vested if it has concluded that there is a reasonable possibility that a change in control will occur within six months thereafter. In May 1998, the Board of Directors determined that all outstanding stock options shall vest and become immediately exercisable upon the occurrence of a change on control.

     For purposes of the 1991 Stock Option Plan, the term "change in control" is defined as (1) the acquisition, directly or indirectly, of at least 30% of the outstanding voting securities of the Company by a person other than the Company or an employee benefit plan of the Company, (2) a greater than one-third change in the composition of the Board over a period of 24 months (if such change was not approved by a majority of the existing directors), (3) certain mergers and consolidations involving the Company, (4) a liquidation of the Company or (5) a sale of all or substantially all of the Company's assets.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event of change in the Company's capitalization by reason of split-up, merger, consolidation, reorganization, reclassification, recapitalization, or any other capital adjustment, the Compensation Committee shall make an adjustment to options outstanding under the 1991 Stock Option Plan in an equitable manner.

AMENDMENT AND TERMINATION

     The Board of Directors may, at any time, alter, amend, suspend, discontinue or terminate the plan; provided, however, that such action does not adversely affect the right of the optionees to options previously granted, and no amendment, without the approval of the stockholders, shall increase the maximum number of shares which may be awarded under the plan, materially increase benefits, change the class of employees eligible or materially modify eligibility requirements. In any event, the 1991 Stock Option Plan will terminate in 2011 (subject to stockholder approval of Proposal Number Four herein).

FEDERAL INCOME TAX INFORMATION

     Options granted under the 1991 Stock Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonqualified options.

     If an option granted under the 1991 Stock Option Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after transfer of the shares to the optionee by the Company, any gain will be treated as long-term capital gain. If these holding periods are not satisfied, the optionee will recognize ordinary income equal to the excess of the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock over the exercise price. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain.

     All other options which do not qualify as incentive stock options are referred to as nonqualified options. An optionee will not recognize any taxable income at the time he is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, the excess of the sale price over the optionee's basis in the shares will be treated as capital gain or loss.

     The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonqualified option.

     The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1991 Stock Option Plan and does not purport to be complete and references should be made by the optionee to the applicable provisions of the Code. In addition, this summary does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

                                NEW PLAN BENEFITS

    The following table reflects the number of shares of Common Stock underlying options that would have been granted for the year ended December 31, 1999 under the 1991 Stock Option Plan as proposed to be amended.

                                NEW PLAN BENEFITS
                             1991 STOCK OPTION PLAN

                                                                                       Number of Shares
                                                                                      Underlying Options
             Name and Position                             Dollar Value (1)               Granted (2)
             -----------------                             ----------------           ------------------
Norman C. Payson, M.D.
  Chairman and Chief                                              --                       400,000
  Executive Officer
Yon Y. Jorden
  Executive Vice President, Chief                                 --                       112,500
  Financial Officer (3)
Alan M. Muney, M.D., M.H.A.
   Executive Vice President,                                      --                        56,250
   Chief Medical Officer
Marvin P. Rich
  Executive Vice President                                        --                       150,000
  Chief Administrative Officer
Jon S. Richardson
  Executive Vice President and                                    --                       120,000
  General Counsel (4)
Jeffery H. Boyd
Executive Vice President and                                      --                        93,750
    General Counsel (5)
William M. Sullivan
  President (6)                                                   --                       150,000
All Executive Officers as                                         --
  a Group (7 persons)                                                                    1,082,500
All Non-Executive Directors as a Group (10                        --
person) (7)                                                                                  5,000
All Employees and Officers
  who are not Executive                                           --
  Officers as a Group (255 persons)                                                      1,683,900

(1)      All options are granted at fair market value on the date of grant.

(2) Represents the number of shares underlying options actually granted under the 1991 Stock Option Plan for the year ended December 31, 1999.

(3)      Ms. Jorden's employment with the Company was terminated in March 2000.

(4)      Mr. Richardson became an executive officer in December 1999.

(5)      Mr. Boyd resigned from his position with the Company in December 1999.

(6)      Mr. Sullivan resigned from his position with the Company in November
         1999.

(7) Non-executive directors receive stock options under the Company's Nonemployee Director Plan. Dr. Safirstein, however, receives stock options under the 1991 Stock Option Plan.

     The Company's Board of Directors believes that the amendments proposed in Proposal Number Three and Proposal Number Four to the 1991 Stock Option Plan are an integral part of its efforts to recruit new and retain existing members of senior management and other key employees. The success of the Company's future will be substantially impacted by the efforts of these individuals and the Board of Directors therefore believes that these amendments are in the best interest of the Company and its stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1991 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE UNDER THE PLAN.

                              PROPOSAL NUMBER FOUR
                       AMENDMENT TO 1991 STOCK OPTION PLAN
                               TO EXTEND THE TERM

     On March 15, 2000, the Board of Directors adopted a resolution to amend the 1991 Stock Option Plan, subject to stockholder approval, to extend the term of the 1991 Plan from ten years to fifteen years. The 1991 Stock Option Plan is currently set to expire on June 6, 2001 which is ten years from its effective date. In the event the 1991 Stock Option Plan expires in 2001, the Company will not be permitted to continue to grant options under the plan, although options existing and outstanding will not be effected. The affect of the expiration of the plan will be: (i) shares previously approved by the stockholders for issuance under the 1991 Stock Option Plan will not be available to the Company for granting stock options; and (ii) the Company will not be able to offer stock options to existing and new members of management or other key employees.

     For a full description of the 1991 Stock Option Plan and the Board of Directors' statements in support of the amendments proposed in this Proposal Number Four, see "Proposal Number Three" above.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1991 STOCK OPTION PLAN TO EXTEND THE TERM.

                              PROPOSAL NUMBER FIVE
            STOCKHOLDER PROPOSAL RELATING TO THE ESTABLISHMENT OF AN
                        INDEPENDENT NOMINATING COMMITTEE

     The New York City Employees' Retirement System of 1 Centre Street, New York, New York is the holder of 154,200 shares of Common Stock and has caused the following proposal to be included in this Proxy Statement. The Company is not responsible for any of the contents of the language of the proposal by the stockholder, which is set out below in italics and between quotation marks. The Board of Directors unanimously opposes this proposal by the stockholder for the reasons set forth in the Board of Directors' Statement in Opposition to Proposal Number Five which follows the proposal by the stockholder.

                              "SHAREHOLDER PROPOSAL
                 CREATION OF AN INDEPENDENT NOMINATING COMMITTEE



Submitted on behalf of the New York City Employees' Retirement System ("NYCERS") by Alan G. Hevesi, Comptroller of the City of New York.

WHEREAS, the board of directors is meant to be an independent body elected by shareholders and charged by law and shareholders with the duty, authority and responsibility to formulate and direct corporate policies, and

WHEREAS, this company has provided that the board may designate from among its members one or more committees, each of which, to the extent allowed, shall have certain designated authority, and

WHEREAS, we believe that directors independent of management are best qualified to act in the interest of shareholders and can take steps necessary to seek, nominate and present new directors to shareholders, and

WHEREAS, we believe the selection of new directors is an area in which inside directors may have a conflict of interest with shareholders, and

WHEREAS, we believe that an increased role for the independent directors would help our company improve its long-term financial condition, stock performance and ability to compete,

NOW THEREFORE BE IT RESOLVED THAT: the shareholders request the company establish a Nominating Committee to recommend candidates to stand for election to the board of directors. The Committee shall be composed solely of independent directors. For these purposes, an independent director is one who: (1) has not been employed by the company, or an affiliate in an executive capacity within the last five years; (2) is not a member of a company that is one of this company's paid advisors or consultants; (3) is not employed by a significant customer or supplier; (4) is not remunerated by the company for personal services (consisting of legal, accounting, investment banking, and management consulting services, whether or not as an employee for a corporation, division, or similar organization that actually provides the personal services, nor an entity from which the company derives more than 50 percent of its gross revenues; (5) is not employed by a tax-exempt organization that receives significant contributions from the company; (6) is not a relative of the management of the company; and (7) is not part of an interlocking directorate in which the CEO or other executive officers of the corporation serves on the board of another corporation that employs the director.

                                               STATEMENT OF SUPPORT

As long-term shareholders we are concerned about our company's prospects for profitable growth. This proposal is intended to strengthen the process by which nominees are selected. We believe that this will strengthen the board of directors in its role of advising, overseeing and evaluating management.

We urge you to vote FOR this proposal."

THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO PROPOSAL NUMBER FIVE

     The Board of Directors opposes the proposal to establish an "independent" (as defined in Proposal Number Five) Nominating Committee. The Board of Directors believes that there is no tenable link between the composition of the Nominating Committee and the profitability or growth of the Company and that the current composition of the Nominating Committee is a healthy and productive combination of an individual with extensive knowledge of the Company as a current executive officer and independent directors.

     The Company's existing Nominating Committee, which was established by resolution of the Board of Directors on July 28, 1995, considers and makes recommendations on nominations for membership on the Company's Board of Directors. Currently, the Nominating Committee is composed of four members:
Messrs. Bonderman, Milligan and Nazem and Dr. Payson. All but one member of the Company's existing Nominating Committee are independent within the meaning of that word in the stockholder's proposal.

     Under the stockholder's mechanical and arbitrary standards, the Company's Chief Executive Officer would be excluded from membership on the Nominating Committee, thereby depriving the nominating committee, the Board of Directors and the Company, as a whole, of the Chief Executive Officer's broad knowledge and experience. The exclusion from the nomination process of directors who do not fit within the stockholder's mechanical and arbitrary definition of independent would diminish the meaningful contribution they could give with respect to selecting candidates with the requisite experience and qualifications for filling vacancies or additions to the Board of Directors. The effect of the proposal would be to arbitrarily deny certain valuable board members the ability to serve on the Nominating Committee. The Board of Directors believes this result to be inappropriate and unlikely to result in any benefit to the stockholders of the Company generally.

     Approval of this proposal would not in itself establish an independent nominating committee. Approval of the proposal would only serve as a request that the Board of Directors take the necessary steps to establish an independent nominating committee. Establishment of an independent nominating committee would require that the Board of Directors exercise its collective business judgment to determine that establishing the qualifications of the members of the nominating committee in accordance with this proposal is in the best interest of the Company and to pass a resolution to such effect.

     The affirmative vote of a majority of the votes attributable to outstanding shares of Common Stock, Series D Preferred Stock and Series E Preferred Stock which are present in person or represented by proxy at the Meeting and entitled to vote is necessary for approval of the stockholder's proposal regarding the establishment of an independent Nominating Committee. Proxies will be voted against the stockholder proposal unless otherwise specified.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE AGAINST THE STOCKHOLDER PROPOSAL RELATING TO THE ESTABLISHMENT OF AN INDEPENDENT NOMINATING COMMITTEE.

                               GENERAL INFORMATION

                              INDEPENDENT AUDITORS

      KPMG LLP was the Company's independent auditors for the year ended December 31, 1997. On June 9, 1998, the Company appointed Ernst & Young LLP as the Company's independent auditors. Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will be given an opportunity to make a statement and will be available to respond to appropriate questions.

     The Company dismissed KPMG LLP as the independent auditors of the Company, effective June 2, 1998. The Company selected the firm of Ernst & Young LLP to serve as the independent auditors of the Company, commencing June 9, 1998. The reports of KPMG LLP on the financial statements of the Company for the year ended December 31, 1997 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. This change in accountants was approved by the Audit Committee of the Board of Directors of the Company. During the Company's two most recent fiscal years there were no disagreements with KPMG LLP concerning accounting principles or practices, financial statement disclosures or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG LLP would have caused KPMG LLP to make reference thereto in their report on the financial statements for such years, and there were no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The Company provided KPMG LLP with a copy of the disclosure contained herein and requested that KPMG LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated June 9, 1998, is filed as an exhibit to the Company's Form 8-K filed on June 9, 1998 with the Securities and Exchange Commission.

                              STOCKHOLDER PROPOSALS

      In order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2001 annual meeting of stockholders, any proposal by a record holder of Common Stock must be received by the Company at its principal offices in Trumbull, Connecticut on or before December 1, 2000. In addition, under the Company's bylaws, any proposal for consideration at the 2001 annual meeting of stockholders submitted by a stockholder outside of the processes of Rule 14a-8 under the Securities Exchange Act of 1934 will be considered untimely unless it is received by the Company on or before February 25, 2001 and is otherwise in compliance with the requirements set forth in the Company's bylaws.

                                  SOLICITATION

      All costs and expenses associated with soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith. In addition, the Company has retained Georgeson Shareholder Communications, Inc., a proxy soliciting firm, to assist in the solicitation of proxies and will pay such firm a fee, estimated not to exceed $10,000 plus reimbursement for out-of-pocket expenses. The total amount of such expenses will be borne by the Company.

                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors is not aware of any other business or matters to be presented for consideration at the Meeting other than as set forth in the Notice of Meeting attached to this Proxy Statement. However, if any other business shall come before the Meeting or any adjournment or postponement thereof and be voted upon, the enclosed proxy shall be deemed to confer discretionary authority on the individuals named to vote the shares represented by such proxy as to any such matters.

                           ANNUAL REPORT ON FORM 10-K

      THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF ITS COMMON STOCK, SERIES D PREFERRED STOCK AND SERIES E PREFERRED STOCK ON THE RECORD DATE, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE COMMISSION WHICH IS INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO INVESTOR RELATIONS DEPARTMENT, OXFORD HEALTH PLANS, INC., 48 MONROE TURNPIKE, TRUMBULL, CONNECTICUT 06611.


     The financial information required by Item 13 of Schedule 14A of the Securities Exchange Act of 1934 has been omitted and separately filed with the Securities and Exchange Commission.

                                    EXHIBIT A

                      RESOLUTIONS AUTHORIZING THE AMENDMENT
                OF THE CORPORATION'S SECOND AMENDED AND RESTATED
                    CERTIFICATE OF INCORPORATION, AS AMENDED

RESOLVED, that the Board of Directors hereby approves and declares advisable the following amendments to the Company's Second Amended and Restated Certificate of Incorporation (the "Certificate"), including the Certificate of Designations of Series D Cumulative Preferred Stock, par value $.01 per share, of the Company ("Series D COD") and the Certificate of Designations of Series E Cumulative Preferred Stock, par value $.01 per share, of the Company ("Series E COD") to confer the power to vote upon holders of the Company's Series D Junior Subordinated Debentures due May 13, 2008 and holders of the Company's Series E Junior Subordinated Debentures due May 13, 2008, and to clarify the voting rights of the stockholders of the Company in certain situations.

     (1) RESOLVED, that Article FOURTH of the Certificate be amended to read in its entirety as follows:

                                 ARTICLE FOURTH

                                  Capital Stock

                  The total authorized capital stock of the Corporation consists of 402,000,000 shares, of which 2,000,000 are shares of Preferred Stock, par value $.01 per share ("Preferred Stock"), and 400,000,000 are shares of Common Stock, par value $.01 per share ("Common Stock"). The designations and the powers, preferences and relative, participating, option or other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock and the Common Stock shall be as follows:

                  1. The Preferred Stock may be issued, from time to time, in one or more series, with such designations, voting powers, if any, preferences and relative, participating, option or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolutions or resolutions providing for the issue of such series adopted by the Board of Directors. The Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix:

                  (i) the distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

                  (ii) the annual dividend rate (or method of determining such rate) for the particular series, the date or dates upon which such dividends shall be payable, and the date or dates or method of determining the date or dates from and after which dividends on all shares of such series shall be cumulative, if dividends on stock of the particular series shall be cumulative;

                  (iii) the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation;

                  (iv) the right, if any, of the holders of a particular series or the Corporation to convert such stock into other classes or series of stock or to exchange such stock for shares of any other class of stock or series thereof, and the terms and conditions, if any, including the price or prices or the rate or rates of conversion and the terms and conditions of any adjustments thereof, of such conversion;

                  (v) the obligation, if any, of the Corporation to purchase and retire and redeem, in whole or in part, shares of a particular series as a sinking fund or redemption or purchase account, the terms thereof and the redemption price or prices per share for such series redeemed pursuant to the sinking fund or redemption account;

                  (vi) the voting rights, if any, of shares of such series in addition to those required by law, including the number of votes per share and any requirement for the approval by the holders of up to 66 2/3% of all Preferred Stock, or of the shares of one or more series, or of both, as a condition to specified corporate action or amendments to the certificate of incorporation;

                  (vii) the ranking of the shares of the series as compared with shares of other series of the Preferred Stock in respect of the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                  (viii) any other rights, obligations, or provisions which may be so determined to the fullest extent permitted by Delaware law.

                  All shares of any one series of Preferred Stock shall be alike in every particular and all series shall rank equally and be identical in all respects except insofar as they may vary with respect to the matters which the Board of Directors is hereby expressly authorized to determine in the resolution or resolutions providing for the issue of any series of the Preferred Stock.

                  2. All shares of Preferred Stock shall rank senior to the Common Stock in respect of the right to receive dividends and the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the shares of any one series of Preferred Stock shall be identical with each other in all such respects except as to the dates (if any) from and after which dividends thereon shall be cumulative. All shares of Preferred Stock redeemed, purchased or otherwise acquired by the Corporation (including shares surrendered for conversion) shall be canceled and thereupon restored to the status of authorized but unissued Preferred Stock undesignated as to series.

                  3. Holders of shares of Common Stock shall be entitled to one vote for each share of such stock upon all questions presented to stockholders of the Corporation. The rights of holders of Common Stock shall be subject to the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock.

                  4. The voting rights of holders of Common Stock and holders of Preferred Stock shall be subject to the voting rights set forth in Article FIFTEENTH hereof of holders of the Corporation's Series D Junior Subordinated Debentures due May 13, 2008 and holders of the Corporation's Series E Junior Subordinated Debentures due May 13, 2008, if any.

     (2) RESOLVED, that the Certificate be amended to include therein a new Article FIFTEENTH which shall read in its entirety as follows:

                                ARTICLE FIFTEENTH

                                Voting Debentures

                  The holders of the Corporation's Series D Junior Subordinated Debentures due May 13, 2008 (the "Series D Debentures") and the holders of the Corporation's Series E Junior Subordinated Debentures due May 13, 2008 (the "Series E Debentures") shall have no voting rights, except as expressly set forth below.

                  1. Voting Rights of Series D Debentures. (a) The Investor and its Affiliates, in their capacity as Holders (as hereinafter defined) of Series D Debentures, shall be entitled to vote on all matters voted on by holders of Common Stock, and shall vote together with shares of Common Stock (and any Series E Securities (as hereinafter defined) entitled to vote) as a single class; provided, however, that (a) such voting rights shall apply to such Series D Debentures issued to the Investor or any Affiliate of the Investor in exchange for shares of Series D Preferred that had similar voting rights and (b) upon transfer of a Series D Debenture or any portion thereof to any Person other than the Investor or an Affiliate of the Investor, such Person, and any subsequent transferee, shall not be entitled to such voting rights with respect to such Series D Debenture or the transferred portion thereof, regardless of whether any such Series D Debentures are subsequently acquired by the Investor or its Affiliates. The term "Series E Securities" means the Series E Debentures or, if the Series E Preferred has not been exchanged for Series E Debentures, the Series E Preferred or, if the Series E Preferred has been exchanged for consideration that includes shares of another series of Preferred Stock and the Certificate of Designations of such series expressly provides that such series shall be deemed "Series E Securities" for purposes of this Section 1, such series of Preferred Stock.

                  (b) With respect to any such vote provided for in subsection
         (a) above, the Investor (together with its Affiliates) shall be entitled with respect to its Series D Debentures to an aggregate number of votes equal to the Series D Investor Aggregate Vote Number (as hereinafter defined).

                  The "Series D Investor Aggregate Vote Number" shall equal the number of shares of Common Stock that would be issuable upon the exercise of the Original Series A Warrants (as hereinafter defined) by the holders thereof (assuming all conditions precedent to such exercise have been satisfied and that such exercise occurs as of the record date for such vote), multiplied by the lesser of (x) the quotient of the number of Original Series A Warrants that are Beneficially Owned by members of the Investor Group, in the aggregate, as of the record date for such vote (excluding, however, any Original Series A Warrants that have been transferred on the books of the Corporation by any member of the Investor Group to any Person other than a member of the Investor Group, regardless of whether any such Original Series A Warrants are subsequently acquired by any member of the Investor Group), divided by the number of Original Series A Warrants, and (y) the quotient of the aggregate principal amount of Original Series D Debentures (as hereinafter defined) that are Beneficially Owned by members of the Investor Group, in the aggregate, as of the record date for such vote (excluding, however, (i) any Original Series D Debentures issued in respect of shares of Series D Preferred that were transferred on the stock records of the Corporation by any member of the Investor Group to any Person other than a member of the Investor Group, regardless of whether any such shares of Series D Preferred were subsequently acquired by any member of the Investor Group, and (ii) any Original Series D Debentures transferred by any member of the Investor Group to any Person other than a member of the Investor Group, regardless of whether any such Original Series D Debentures are subsequently acquired by any member of the

         Investor Group), divided by the aggregate principal amount of the Original Series D Debentures. The term "Series A Warrants" means the Series A Warrants issued by the Corporation pursuant to the Investment Agreement. The term "Original Series A Warrants" means those Series A Warrants Beneficially Owned by members of the Investor Group, in the aggregate, as of May 13, 1998. The term "Original Series D Debentures" means the aggregate of those Series D Debentures Beneficially Owned by members of the Investor Group as of the original issue date of the Series D Debentures and, without duplication, those Series D Debentures issued in respect of shares of Series D Preferred that were Beneficially Owned by members of the Investor Group on February 13, 1999 and subsequently transferred on the stock records of the Corporation by any member of the Investor Group to any Person other than a member of the Investor Group; provided, however, that "Original Series D Debentures" shall not include any Series D Debentures issued in respect of Series D Preferred previously issued as a dividend on Series D Preferred.

                  (c) If on any date (i) interest due and payable on the Series D Debentures shall not have been paid in full for four consecutive quarterly periods or, if applicable, interest due and payable on, or dividends payable on, the Series E Securities shall not have been paid in full, or shall have been in arrears and not paid in full, as the case may be, for four consecutive quarterly periods or (ii) the Corporation shall have failed to satisfy its obligation to redeem or repay the principal of either Series D Debentures in accordance with the Indenture relating to the Series D Debentures (the "Series D Indenture") or Series E Securities in accordance with the applicable Indenture or certificate of designations, as the case may be, then the number of directors constituting the Board of Directors shall, without further action, be increased by two, and the holders of Series D Debentures and Series E Securities representing at least a majority of the aggregate principal amount of Outstanding Series D Debentures and Series E Securities shall have, in addition to the other voting rights set forth herein, the exclusive right, voting together as a single class without regard to series, to elect the two directors (the "Additional Directors") of the Corporation to fill such newly-created directorships (provided, that, for the purposes of determining a majority of the aggregate principal amount of Series D Debentures and Series E Securities other than Series E Debentures, one share of Preferred Stock shall be deemed to be equal to a principal amount of $1,000). Notwithstanding the foregoing, the Investor and its Affiliates shall not be permitted to elect, pursuant to the preceding sentence, more than the number of directors that would result in four directors designated for nomination or elected by the Investor and its Affiliates then being on the Board of Directors (including directors that the Investor has a right to designate for nomination to the Board of Directors pursuant to the Investment Agreement); provided, that, if at the time Holders of Series D Debentures and holders of Series E Securities have the right to elect Additional Directors and (i) the Investor and its Affiliates Beneficially Own, in the aggregate, Series D Debentures and Series E Securities representing a majority of the aggregate principal amount of Outstanding Series D Debentures and Series E Securities, taken together as a single class, and (ii) the Investor and its Affiliates are not permitted to elect one or both of the Additional Directors as aforesaid, then the Holders of Series D Debentures and holders of Series E Securities (other than the Investor and its Affiliates) shall have the right to elect, voting together as a single class, one Additional Director pursuant to this subsection (c). For the purposes of determining a majority of the aggregate principal amount of Series D Debentures and Series E Securities if necessary pursuant to the preceding sentence, one share of Preferred Stock shall be deemed to be equal to a principal amount of $1,000. Additional Directors shall continue as directors and such additional voting right shall continue until such time as (a) all interest due and payable on the Series D Debentures and, if applicable, all interest due and payable on, or dividends accumulated on, the Series E Securities, as the case may be, shall have been paid in full and (b) any redemption obligation with respect to, or any obligation to repay the principal of, the Series D Debentures and the Series E Securities, as the case may be, that has become due shall have been satisfied or all necessary funds shall have been set aside for payment, as the case may be, at which time such Additional Directors shall cease to be directors and such additional voting right of the Holders shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above and subject to any rights as to the election of directors provided for the holders of any series of preferred stock of the Corporation.

                  (d) In the event that one or more of the Investor Nominees required to be designated for election to the Board of Directors pursuant to the Investment Agreement are not so designated or are not elected to the Board of Directors and the Investor or any of its Affiliates Beneficially Owns Series D Debentures, then the number of directors constituting the Board of Directors shall, without further action, be increased by the number of such Investor Nominees not elected to the Board of Directors pursuant to the Investment Agreement, and such Holder or Holders shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a single class, to elect a number of directors to the Board of Directors equal to the number of such Investor Nominees not elected to the Board of Directors. Directors elected pursuant to this subsection shall continue as directors and such additional voting right shall continue until such time as the requisite number of Investor Nominees are elected to the Board of Directors pursuant to the Investment Agreement, at which time the directors elected by the Investor and its Affiliates pursuant to this subsection shall cease to be directors (unless elected as Investor Nominees), and such additional voting rights shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above.

                  (e) (i) The foregoing rights of Holders to take any action as provided in this Section 1 may be exercised at any annual meeting of stockholders or at a special meeting of Holders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the Holders of Series D Debentures representing the minimum principal amount of Outstanding Series D Debentures required to take such action. So long as such right to vote continues (and unless such right has been exercised by written consent of the Holders of Series D Debentures representing the minimum principal amount of Outstanding Series D Debentures required to take such action), the Chairman of the Board of Directors may call, and upon the written request of Holders of Series D Debentures representing 20% of the aggregate principal amount of the Outstanding Series D Debentures, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the Holders entitled to vote as provided herein. Such meeting shall be held within 60 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws of the Corporation for the holding of meetings of stockholders.

                  (ii) Each director elected pursuant to subsection (c) or (d) of this Section 1 shall serve until the next annual meeting or until his or her successor shall be elected and shall qualify, unless the director's term of office shall have terminated pursuant to the provisions of subsection (c) or (d) of this Section 1, as the case may be. In case any vacancy shall occur among the directors elected pursuant to subsection (c) or (d) of this Section 1, such vacancy may be filled for the unexpired portion of the term by vote of the remaining director or directors theretofore elected by such Holders (and, if applicable, holders of the Series E Securities) (or such director's or directors' successor in office), if any. If any such vacancy is not so filled within 20 days after the creation thereof or if all of the directors so elected shall cease to serve as directors before their term shall expire, the Holders (and, if applicable, holders of the Series E Securities) entitled to vote for such director pursuant to the provisions of subsection (c) or (d) of this Section 1, as the case may be, may elect successors to hold office for the unexpired terms of any vacant directorships, by written consent as herein provided, or at a special meeting of such Holders called as provided herein. The Holders of Series D Debentures (and, if applicable, holders of the Series E Securities) representing a majority of the principal amount of Series D Debentures entitled to vote for directors pursuant to subsection (c) or (d) of this Section 1, as the case may be, shall have the right to remove with or without cause at any time and replace any directors such Holders (and, if applicable, holders of the Series E Securities) have elected pursuant to such section, by written consent as herein provided, or at a special meeting of such Holders (and, if applicable, holders of the Series E Securities) called as provided herein.

                  (f) Without the consent or affirmative vote of the Holders of Series D Debentures, voting separately as a class, representing at least a majority of the aggregate principal amount of Outstanding Series D Debentures, the Corporation shall not authorize, create or issue, or increase the authorized amount of any class or series of capital stock or any security convertible into or exercisable for any class or series of capital stock, redeemable mandatorily or redeemable at the option of the holder thereof at any time on or prior to May 13, 2008 (whether or not only upon the occurrence of a specified event); provided, however, that no consent or vote of the Holders shall be required for the creation or issuance by a trust formed at the direction of the Corporation of any series of preferred securities of such trust for financing purposes in an aggregate amount not to exceed $250,000,000 ("Trust Preferred Stock").

                  (g) Without the consent or affirmative vote of the Holders of Series D Debentures, voting separately as a class, representing at least a majority of the aggregate principal amount of Outstanding Series D Debentures, the Corporation shall not (i) amend, alter or repeal any provision of the Certificate of Incorporation or the By-laws of the Corporation, if the amendment, alteration or repeal alters or changes the rights of the Holders of the Series D Debentures so as to affect them materially and adversely, or (ii) authorize or take any other action if such action alters or changes any of the rights of Holders of the Series D Debentures in any respect or otherwise would be inconsistent with the provisions of the Series D Indenture and the holders of any class or series of the capital stock of the Corporation are entitled to vote thereon.

                  (h) For the purpose of this Section 1, the term "Holder" means the person in whose name a Series D Debenture is registered in the Corporation's debenture register.

                  2. Voting Rights of Series E Debentures. (a) The Investor and its Affiliates, in their capacity as Holders (as hereinafter defined) of Series E Debentures, shall be entitled to vote on all matters voted on by holders of Common Stock, and shall vote together with shares of Common Stock (and any Series D Securities (as hereinafter defined) entitled to vote) as a single class; provided, however, that (i) such voting rights shall apply to such Series E Debentures issued to the Investor or any Affiliate of the Investor in exchange for shares of Series E Preferred that had similar voting rights and (ii) upon transfer of a Series E Debenture or any portion thereof to any Person other than the Investor or an Affiliate of the Investor, such Person, and any subsequent transferee, shall not be entitled to such voting rights with respect to such Series E Debenture or the transferred portion thereof, regardless of whether any such Series E Debentures are subsequently acquired by the Investor or its Affiliates. The term "Series D Securities" means the Series D Debentures or, if the Series D Preferred has not been exchanged for Series D Debentures, the Series D Preferred or, if the Series D Preferred has been exchanged for consideration that includes shares of another series of Preferred Stock and the Certificate of Designations of such series expressly provides that such series shall be deemed "Series D Securities" for purposes of this Section 2, such series of Preferred Stock.

                  (b) With respect to any such vote provided for in subsection
         (a), the Investor (together with its Affiliates) shall be entitled with respect to its Series E Debentures to an aggregate number of votes equal to the Series E Investor Aggregate Vote Number (as hereinafter defined).

                  The "Series E Investor Aggregate Vote Number" shall equal the number of shares of Common Stock that would be issuable upon the exercise of the Original Series B Warrants (as hereinafter defined) by the holders thereof (assuming all conditions precedent to such exercise have been satisfied and that such exercise occurs as of the record date for such vote), multiplied by the lesser of (x) the quotient of the number of Original Series B Warrants that are Beneficially Owned by members of the Investor Group, in the aggregate, as of the record date for such vote (excluding, however, any Original Series B Warrants that have been transferred on the books of the Corporation by any member of the Investor Group to any Person other than a member of the Investor Group, regardless of whether any such Original Series B Warrants are subsequently acquired by any member of the Investor Group), divided by the number of Original Series B Warrants, and (y) the quotient of the aggregate principal amount of Original Series E Debentures (as hereinafter defined) that are Beneficially Owned by members of the Investor Group, in the aggregate, as of the record date for such vote (excluding, however, (i) any Original Series E Debentures issued in respect of shares of Series E Preferred that were transferred on the stock records of the Corporation by any member of the Investor Group to any Person other than a member of the Investor Group, regardless of whether any such shares of Series E Preferred were subsequently acquired by any member of the Investor Group, and (ii) any Original Series E Debentures transferred by any member of the Investor Group to any Person other than a member of the

         Investor Group, regardless of whether any such Original Series E Debentures are subsequently acquired by any member of the Investor Group), divided by the aggregate principal amount of the Original Series E Debentures. The term "Series B Warrants" means the Series B Warrants issued by the Corporation pursuant to the Investment Agreement. The term "Original Series B Warrants" means those Series B Warrants Beneficially Owned by members of the Investor Group, in the aggregate, as of May 13, 1998. The term "Original Series E Debentures" means the aggregate of those Series E Debentures Beneficially Owned by members of the Investor Group as of the original issue date of the Series E Debentures and, without duplication, those Series E Debentures issued in respect of shares of Series E Preferred that were Beneficially Owned by members of the Investor Group on February 13, 1999 and subsequently transferred on the stock records of the Corporation by any member of the Investor Group to any Person other than a member of the Investor Group; provided, however, that "Original Series E Debentures" shall not include any Series E Debentures issued in respect of Series E Preferred previously issued as a dividend on Series E Preferred.

                  (c) If on any date (i) interest due and payable on the Series E Debentures shall not have been paid in full for four consecutive quarterly periods or, if applicable, interest due and payable on, or dividends payable on, the Series D Securities shall not have been paid in full, or shall have been in arrears and not paid in full, as the case may be, for four consecutive quarterly periods or (ii) the Corporation shall have failed to satisfy its obligation to redeem or repay the principal of either Series E Debentures in accordance with the Series E Indenture or Series D Securities in accordance with the applicable indenture or certificate of designations, as the case may be, then the number of directors constituting the Board of Directors shall, without further action, be increased by two, and the holders of Series E Debentures and Series D Securities representing at least a majority of the aggregate principal amount of Outstanding Series E Debentures and Series D Securities shall have, in addition to the other voting rights set forth herein, the exclusive right, voting together as a single class without regard to series, to elect the two Additional Directors of the Corporation to fill such newly-created directorships (provided, that, for the purposes of determining a majority of the aggregate principal amount of Series E Debentures and Series D Securities, one share of Preferred Stock shall be deemed to be equal to a principal amount of $1,000). Notwithstanding the foregoing, the Investor and its Affiliates shall not be permitted to elect, pursuant to the preceding sentence, more than the number of directors that would result in four directors designated for nomination or elected by the Investor and its Affiliates then being on the Board of Directors (including directors that the Investor has a right to designate for nomination to the Board of

         Directors pursuant to the Investment Agreement); provided, that, if at the time Holders of Series E Debentures and holders of Series D Securities have the right to elect Additional Directors and (i) the Investor and its Affiliates Beneficially Own, in the aggregate, Series E Debentures and Series D Debentures representing a majority of the aggregate principal amount of Outstanding Series E Debentures and Series D Securities, taken together as a single class, and (ii) the Investor and its Affiliates are not permitted to elect one or both of the Additional Directors as aforesaid, then the Holders of Series E Debentures and holders of Series D Securities (other than the Investor and its Affiliates) shall have the right to elect, voting together as a single class, one Additional Director pursuant to this subsection (c). For the purposes of determining a majority of the aggregate principal amount of Series E Debentures and Series D Securities if necessary pursuant to the preceding sentence, one share of Preferred Stock shall be deemed to be equal to a principal amount of $1,000. Additional Directors shall continue as directors and such additional voting right shall continue until such time as (a) all interest due and payable on the Series E Debentures and, if applicable, all interest due and payable on, or dividends accumulated on, the Series D Securities, as the case may be, shall have been paid in full and (b) any redemption obligation with respect to, or any obligation to repay the principal of, the Series E Debentures and the Series D Securities, as the case may be, that has become due shall have been satisfied or all necessary funds shall have been set aside for payment, as the case may be, at which time such Additional Directors shall cease to be directors and such additional voting right of the Holders shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above and subject to any rights as to the election of directors provided for the holders of any series of preferred stock of the Corporation.

                  (d) (i) The foregoing rights of Holders to take any action as provided in this Section 2 may be exercised at any annual meeting of stockholders or at a special meeting of Holders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the Holders of Series E Debentures representing the minimum principal amount of Outstanding Series E Debentures required to take such action. So long as such right to vote continues (and unless such right has been exercised by written consent of the Holders of Series E Debentures representing the minimum principal amount of Outstanding Series E Debentures required to take such action), the Chairman of the Board of Directors may call, and upon the written request of Holders of Series E Debentures representing 20% of the aggregate principal amount of the Outstanding Series E Debentures, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the Holders entitled to vote as provided herein. Such meeting shall be held within 60 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the By-laws of the Corporation for the holding of meetings of stockholders.

                  (ii) Each director elected pursuant to subsection (c) of this
         Section 2 shall serve until the next annual meeting or until his or her successor shall be elected and shall qualify, unless the director's term of office shall have terminated pursuant to the provisions of subsection (c) of this Section 2, as the case may be. In case any vacancy shall occur among the directors elected pursuant to subsection
         (c) of this Section 2, such vacancy may be filled for the unexpired portion of the term by vote of the remaining director or directors theretofore elected by such Holders (and, if applicable, holders of the Series D Securities) (or such director's or directors' successor in office), if any. If any such vacancy is not so filled within 20 days after the creation thereof or if all of the directors so elected shall cease to serve as directors before their term shall expire, the Holders (and, if applicable, holders of the Series D Securities) entitled to vote for such director pursuant to the provisions of subsection (c) of this Section 2, as the case may be, may elect successors to hold office for the unexpired terms of any vacant directorships, by written consent as herein provided, or at a special meeting of such Holders called as provided herein. The Holders of Series E Debentures (and, if applicable, holders of the Series D Securities) representing a majority of the principal amount of Series E Debentures entitled to vote for directors pursuant to subsection (c) of this Section 2, as the case may be, shall have the right to remove with or without cause at any time and replace any directors such Holders (and, if applicable, holders of the Series D Securities) have elected pursuant to such section, by written consent as herein provided, or at a special meeting of such Holders (and, if applicable, holders of the Series D Securities) called as provided herein.

                  (e) Without the consent or affirmative vote of the Holders of Series E Debentures, voting separately as a class, representing at least a majority of the aggregate principal amount of Outstanding Series E Debentures, the Corporation shall not authorize, create or issue, or increase the authorized amount of any class or series of capital stock or any security convertible into or exercisable for any class or series of capital stock, redeemable mandatorily or redeemable at the option of the holder thereof at any time on or prior to May 13, 2008 (whether or not only upon the occurrence of a specified event); provided, however, that no consent or vote of the Holders shall be required for the creation or issuance by a trust formed at the direction of the Corporation of any series of Trust Preferred Stock.

                  (f) Without the consent or affirmative vote of the Holders of Series E Debentures, voting separately as a class, representing at least a majority of the aggregate principal amount of Outstanding Series E Debentures, the Corporation shall not (i) amend, alter or repeal any provision of the Certificate of Incorporation or the By-laws of the Corporation, if the amendment, alteration or repeal alters or changes the rights of the Holders of the Series E Debentures so as to affect them materially and adversely, or (ii) authorize or take any other action if such action alters or changes any of the rights of Holders of the Series E Debentures in any respect or otherwise would be inconsistent with the provisions of the Series E Indenture and the holders of any class or series of the capital stock of the Corporation are entitled to vote thereon.

                  (g) For the purpose of this Section 2, the term "Holder" means the person in whose name a Series E Debenture is registered in the Corporation's debenture register.

                  3. Definitions. For the purposes of this Article FIFTEENTH, the following terms shall have the meanings indicated:

                  "Affiliate" has the meaning set forth in Rule 12b-2 under the Exchange Act. The term "Affiliated" has a correlative meaning. Notwithstanding the foregoing, for all purposes hereof, the Investor, and each Person controlled by, controlling or under common control with the Investor (each, a "TPG Person"), shall not be deemed an "Affiliate" of any Designated Purchaser Person (as defined below), and no Designated Purchaser, and no Person controlled by, controlling or under common control with such Designated Purchaser (each, a "Designated Purchaser Person"), shall be deemed an "Affiliate" of any TPG Person or any other Designated Purchaser Person, in any such case solely as a consequence of the Investment Agreement and the transactions contemplated thereby.

                  "Beneficially Own" with respect to any securities means having "beneficial ownership" of such securities (a determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date hereof, except that a Person shall be deemed to Beneficially Own all such securities that such Person has the right to acquire whether such right is exercisable immediately or after the passage of time). The terms "Beneficial Ownership" and "Beneficial Owner" have correlative meanings. Notwithstanding the foregoing, for all purposes hereof, no TPG Person shall be deemed to Beneficially Own any securities that are held by any Designated Purchaser Person, and no Designated Purchaser Person shall be deemed to Beneficially Own any securities that are held by any TPG Person or other Designated Purchaser Person, in any such case solely as a consequence of the Investment Agreement or the transactions contemplated thereby.

                  "Designated Purchaser" has the meaning assigned to such term in the Investment Agreement.

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, from time to time.

                  "Investment Agreement" means the Investment Agreement, dated as of February 23, 1998, by and between the Investor and the Corporation, as amended, supplemented or otherwise modified from time to time.

                  "Investor" means TPG Partners II, L.P., a Delaware limited partnership.

                  "Investor Group" means, collectively, the Investor, the Designated Purchasers, if any, and the respective Affiliates of such Persons.

                  "Investor Nominee" means a person designated for election to the Board of Directors by an Investor pursuant to the Investment Agreement.

                  "Outstanding" means, with respect to the Series D Debentures or the Series E Debentures, as the case may be, as of the date of determination, all debentures theretofore authenticated and delivered under the Indenture relating to such debentures, except:

                           (i) debentures theretofore canceled by the trustee or
                  delivered to the trustee for cancellation;

                           (ii) debentures, or portions thereof, for whose
                  payment or redemption money in the necessary amount has been theretofore deposited with the trustee or any paying agent in trust or set aside and segregated in trust by the Corporation for the Holders of such debentures in accordance with the applicable Indenture; provided, that, if the debentures are to be redeemed, notice of such redemption has been duly given pursuant to the applicable Indenture or provision therefor satisfactory to the trustee has been made; and

                           (iii) debentures which have been paid in full
                  pursuant to the terms hereof or in exchange for or in lieu of which other debentures have been authenticated and delivered pursuant to the applicable Indenture, other than any such debentures in respect of which there shall have been presented to the trustee proof satisfactory to it that such debentures are held by a bona fide purchaser in whose hands such debentures are valid obligations of the Corporation.

     provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder, debentures owned by the Corporation or any other obligor upon the debentures or any Affiliate of the Corporation or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only debentures which a trust officer of the trustee knows to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee's right so to act with respect to such debentures and that the pledgee is not the Corporation or any other obligor upon the debentures or any Affiliate of the Corporation or of such other obligor.

                  "Series D Preferred" means the Corporation's Series D Cumulative Preferred Stock, par value $.01 per share.

                  "Series E Preferred" means the Corporation's Series E Cumulative Preferred Stock, par value $.01 per share.

                  4. No Rights of Stockholders. Nothing in this Article FIFTEENTH confers or shall be deemed to confer upon holders of the Series D Debentures or holders of the Series E Debentures any rights which the stockholders of the Corporation have or may have by reason of the General Corporation Law of the State of Delaware or the Certificate of Incorporation of the Corporation.

     (3) RESOLVED, that Article VIII of the Series D COD be amended to read in its entirety as follows:

                  VIII. Voting Rights and Certain Restrictions

                  A. The holders of shares of Series D Preferred Stock shall have no voting rights except as set forth below or as otherwise from time to time required by law.

                  B. So long as any shares of Series D Preferred Stock are outstanding, each share of Series D Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock, and the shares of Series D Preferred Stock shall vote together with shares of Common Stock (and any Series E Securities (as defined below) entitled to vote) as a single class; provided, however, that upon register or transfer on the stock records of the Corporation of a share of Series D Preferred Stock to any Person other than the Investor or an Affiliate of the Investor, such Person, and any subsequent transferee, shall not be entitled to such voting rights. "Series E Securities" means the Series E Debentures or, if the Series E Preferred has not been exchanged for Series E Debentures, the Series E Preferred or, if the Series E Preferred has been exchanged for consideration that includes shares of another series of Preferred Stock and the Certificate of Designations of such series expressly provides that such series shall be deemed "Series E Securities" for purposes of this Section 1, such series of Preferred Stock. With respect to any such vote, the Investor (together with its Affiliates) shall be entitled to a number of votes per share of Series D Preferred Stock equal to the quotient of the Investor Aggregate Vote Number, divided by the number of shares of Series D Preferred Stock held by such Investor and its Affiliates as of the record date for such vote. The "Investor Aggregate Vote Number" shall equal the number of Warrant Shares that would be issuable upon the exercise of Original Warrants (as defined below) by the holders thereof (assuming all conditions precedent to such exercise have been satisfied and that such exercise occurs as of the record date for such vote), multiplied by the lesser of (x) the quotient of the number of Original Warrants that are Beneficially Owned by members of the Investor Group, in the aggregate, as of the record date for such vote (excluding, however, any Original Warrants that have been transferred on the books of the Corporation by any member of the Investor Group to any Person other than a member of the Investor Group, regardless of whether any such Original Warrants are subsequently acquired by any member of the Investor Group), divided by the number of Original Warrants, and (y) the quotient of the number of Original Series D Preferred Shares (as defined below) that are Beneficially Owned by members of the Investor Group, in the aggregate, as of the record date for such vote (excluding, however, any Original Series D Preferred Shares transferred on the stock records of the Corporation by any member of the Investor Group to any Person other than a member of the Investor Group, regardless of whether any such Original Series D Preferred Shares are subsequently acquired by any member of the Investor Group), divided by the number of Original Series D Preferred Shares. The term "Original Warrants" means those Warrants Beneficially Owned by members of the Investor Group, in the aggregate, as of May 13, 1998. The term "Original Series D Preferred Shares" means those shares of Series D Preferred Stock Beneficially Owned by members of the Investor Group, in the aggregate, on February 13, 1999.

                  C. If on any date (i) dividends payable on or, if applicable, interest due and payable on, either the Series D Preferred Stock or the Series E Securities shall, if applicable, have been in arrears and shall not have been paid in full for four consecutive quarterly periods or if dividends shall have been in arrears and not paid in full on May 13, 1999 or May 13, 2000 for the Series D Preferred Stock or Series E Securities, as the case may be, or (ii) the Corporation shall have failed to satisfy its obligations to redeem either shares of Series D Preferred Stock or Series E Securities pursuant to the applicable certificate of designations or, if applicable, the indenture relating to the Series E Securities, then the number of directors constituting the Board of Directors shall, without further action, be increased by two, and the holders of a majority of the outstanding shares of Series D Preferred Stock and Series E Securities shall have, in addition to the other voting rights set forth herein, the exclusive right, voting together as a single class without regard to series, to elect the two directors (the "Additional Directors") of the Corporation to fill such newly-created directorships (provided, that, if the shares of Series E Preferred Stock have been exchanged for Series E Debentures, then the holders of the Series E Debentures shall vote together with the holders of Series D Preferred Stock as a single class, and, the holders of Series D Preferred Stock and Series E Debentures representing at least a majority of the aggregate principal amount of Outstanding Series E Debentures and Series D Preferred Stock shall have the exclusive right, voting together as a single class without regard to series, to elect the two Additional Directors, and, for the purposes of determining a majority of the aggregate principal amount of Series E Debentures and Series D Preferred Stock, one share of Series D Preferred Stock shall be deemed to be equal to a principal amount of $1,000). Notwithstanding the foregoing, the Investor and its Affiliates shall not be permitted to elect, pursuant to the preceding sentence, more than the number of directors that would result in four directors designated for nomination or elected by the Investor and its Affiliates than being on the Board of Directors (including directors that the Investor has a right to designate for nomination to the Board of Directors pursuant to the Investment Agreement); provided, that if at the time holders of Series D Preferred Stock and Series E Securities have the right to elect Additional Directors and (i) the Investor and its Affiliates Beneficially Own, in the aggregate, a majority of the outstanding shares of Series D Preferred Stock and Series E Securities (or, if the shares of Series E Preferred Stock have been exchanged for Series E Debentures, a majority of the aggregate principal amount of the Series D Preferred Stock and Series E Debentures), taken together as a single class, and (ii) the Investor and its Affiliates are not permitted to elect one or both of the Additional Directors as aforesaid, then the holders of Series D Preferred Stock and Series E Securities (other than the Investor and its Affiliates) shall have the right to elect, voting together as a single class, one Additional Director pursuant to this Section C. For the purposes of determining a majority of the aggregate principal amount of Series D Preferred Stock and Series E Securities if necessary pursuant to the preceding sentence, one share of Series D Preferred Stock shall be deemed to be equal to a principal amount of $1,000. Additional Directors shall continue as directors and such additional voting right shall continue until such time as (a) all dividends accumulated on and, if applicable, all interest due and payable on, the Series D Preferred Stock and/or Series E Securities, as the case may be, shall have been paid in full or (b) any redemption obligation with respect to the Series D Preferred Stock and/or Series E Securities, or any obligation to repay the principal of the Series E Debentures, as the case may be, that has become due shall have been satisfied or all necessary funds shall have been set aside for payment, as the case may be, at which time such Additional Directors shall cease to be directors and such additional voting right of the holders of shares of Series D Preferred Stock shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above and subject to any rights as to the election of directors provided for the holders of any other series of Preferred Stock of the Corporation.

                  D. In the event that one or more of the Investor Nominees required to be designated for election to the Board of Directors pursuant to the Investment Agreement are not so designated or are not elected to the Board of Directors and the Investor or any of its Affiliates Beneficially Owns shares of Series D Preferred Stock, then the number of directors constituting the Board of Directors shall, without further action, be increased by the number of such Investor Nominees not elected to the Board of Directors pursuant to the Investment Agreement, and such holder or holders shall have, in addition to the other voting rights set forth herein, the exclusive right, voting separately as a single class, to elect a number of directors to the Board of Directors equal to the number of such Investor Nominees not elected to the Board of Directors. Directors elected pursuant to this Section D shall continue as directors and such additional voting right shall continue until such time as the requisite number of Investor Nominees are elected to the Board of Directors pursuant to the Investment Agreement, at which time the directors elected by the Investor and its Affiliates pursuant to this Section D shall cease to be directors (unless elected as Investor Nominees), and such additional voting rights shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above.

                  E. (a) The foregoing rights of holders of shares of Series D Preferred Stock to take any action as provided in this Article VIII may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action. So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the Chairman of the Board of Directors may call, and upon the written request of holders of record of 20% of the outstanding shares of Series D Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 60 days after delivery of such request to the Secretary, at the place upon the notice provided by law and in the By-laws for the holding of meetings of stockholders.

                  (b) Each director elected pursuant to Section C of this
         Article VIII shall serve until the next annual meeting or until his or her successor shall be elected and shall qualify, unless the director's term of office shall have terminated pursuant to the provisions of Section C of this Article VIII, as the case may be. In case any vacancy shall occur among the directors elected pursuant to Section C or D of this Article VIII, such vacancy may be filled for the unexpired portion of the term by vote of the remaining director or directors theretofore elected by such holders (and, if applicable, holders of Series E Securities) (or such director's or director's successor in office), if any. If such vacancy is not filled within 20 days after the creation thereof or if all of the directors so elected shall cease to serve as directors before their term shall expire, the holders of the shares then outstanding (and, if applicable, holders of Series E Securities) and entitled to vote for such director pursuant to the provisions of Section C or D of this Article VIII, as the case may be, may elect successors to hold office for the unexpired terms of any vacant directorships, by written consent as herein provided, or at a special meeting of such holders called as provided herein. The holders of a majority of the shares entitled to vote for directors pursuant to Section C or D of this Article VIII (and, if the Series E Preferred Stock has been exchanged for Series E Debentures, the holders representing a majority of the principal amount of Series D Preferred Stock and Series E Debentures entitled to vote for directors pursuant to Section C or D of this Article VIII), as the case may be, shall have the right to remove with or without cause at any time and replace any directors such holders (and, if applicable, holders of Series E Securities) have elected pursuant to such section, by written consent as herein provided, or at a special meeting of such holders (and, if applicable, holders of Series E Securities) called as provided herein.

                  F. Without the consent of affirmative vote of the holders of at least a majority of the outstanding shares of Series D Preferred Stock, voting separately as a class, the Corporation shall not authorize, create or issue, or increase the authorized amount of, (i) any Senior Securities or Parity Securities or (ii) any class or series of capital stock or any security convertible into or exercisable for any class or series of capital stock, redeemable mandatorily or redeemable at the option of the holder thereof at any time on or prior to May 13, 2008 (whether or not only upon the occurrence of a specified event); provided, however, that no consent or vote of the holders of the Outstanding shares of the Series D Preferred Stock shall be required for the creation or issuance by a trust formed at the direction of the Corporation of any series of preferred securities of such trust for financing purposes in an aggregate amount not to exceed $250,000,000 ("Trust Preferred Stock"). No consent or vote of the holders of the outstanding shares of Series D Preferred Stock shall be required to authorize, create or issue, or increase the authorized amount of, any class or series of Junior Securities, or any security convertible into a stock of any class or series of Junior Securities, except to the extent such action would violate Section H of this Article VIII.

                  G. Without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series D Preferred Stock, voting separately as a class, the Corporation shall not (i) amend, alter or repeal any provision of the Certificate of Incorporation or the By-laws, if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series D Preferred Stock so as to affect them materially and adversely, or (ii) authorize or take any other action if such action alters or changes any of the rights of the Series D Preferred Stock in any respect or otherwise would be inconsistent with the provisions of this Certificate of Designations and the holders of any class or series of the capital stock of the Corporation are entitled to vote thereon.

                  H. Other Securities. The Corporation shall not enter into any agreement or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation's performance of its obligations hereunder.

     (4) RESOLVED, that Article VIII of the Series E COD be amended to read in its entirety as follows:

                               VIII. Voting Rights

                  A. The holders of shares of Series E Preferred Stock shall have no voting rights except as set forth below or as otherwise from time to time required by law.

                  B. So long as any shares of Series E Preferred Stock are outstanding, each share of Series E Preferred Stock shall entitle the holder thereof to vote on all matters voted on by holders of Common Stock, and the shares of Series E Preferred Stock shall vote together with shares of Common Stock (and any Series D Securities (as defined below) entitled to vote) as a single class; provided, however, that upon register or transfer on the stock records of the Corporation of a share of Series E Preferred Stock to any Person other than the Investor or an Affiliate of the Investor, such Person, and any subsequent transferee, shall not be entitled to such voting rights. "Series D Securities" means the Series D Debentures or, if the Series D Preferred has not been exchanged for Series D Debentures, the Series D Preferred or, if the Series D Preferred has been exchanged for consideration that includes shares of another series of Preferred Stock and the Certificate of Designations of such series expressly provides that such series shall be deemed "Series D Securities" for purposes of this Section 1, such series of Preferred Stock. With respect to any such vote, the Investor (together with its Affiliates) shall be entitled to a number of votes per share of Series E Preferred Stock equal to the quotient of the Investor Aggregate Vote Number, divided by the number of shares of Series E Preferred Stock held by such Investor and its Affiliates as of the record date for such vote. The "Investor Aggregate Vote Number" shall equal the number of Warrant Shares that would be issuable upon the exercise of Original Warrants (as defined below) by the holders thereof (assuming all conditions precedent to such exercise have been satisfied and that such exercise occurs as of the record date for such vote), multiplied by the lesser of (x) the quotient of the number of Original Warrants that are Beneficially Owned by members of the Investor Group, in the aggregate, as of the record date for such vote (excluding, however, any Original Warrants that have been transferred on the books of the Corporation by any member of the Investor Group to any Person other than a member of the Investor Group, regardless of whether any such Original Warrants are subsequently acquired by any member of the Investor Group), divided by the number of Original Warrants, and (y) the quotient of the number of Original Series E Preferred Shares (as defined below) that are Beneficially Owned by members of the Investor Group, in the aggregate, as of the record date for such vote (excluding, however, any Original Series E Preferred Shares transferred on the stock records of the Corporation by any member of the Investor Group to any Person other than a member of the Investor Group, regardless of whether any such Original Series E Preferred Shares are subsequently acquired by any member of the Investor Group), divided by the number of Original Series E Preferred Shares. The term "Original Warrants" means those Warrants Beneficially Owned by members of the Investor Group, in the aggregate, as of May 13, 1998. The term "Original Series E Preferred Shares" means those shares of Series E Preferred Stock Beneficially Owned by members of the Investor Group, in the aggregate, on February 13, 1999.

                  C. If on any date (i) dividends payable on or, if applicable, interest due and payable on, either the Series E Preferred Stock or the Series D Securities shall, if applicable, have been in arrears and shall not have been paid in full for four consecutive quarterly periods or if dividends shall have been in arrears and not paid in full on May 13, 1999 or May 13, 2000 for the Series E Preferred Stock or Series D Securities, as the case may be, or (ii) the Corporation shall have failed to satisfy its obligations to or repay either shares of Series E Preferred Stock or Series D Securities pursuant to the applicable certificate of designations or, if applicable, the indenture relating to the Series D Securities), then the number of directors constituting the Board of Directors shall, without further action, be increased by two, and the holders of a majority of the outstanding shares of Series E Preferred Stock and Series D Securities shall have, in addition to the other voting rights set forth herein, the exclusive right, voting together as a single class without regard to series, to elect the two directors (the "Additional Directors") of the Corporation to fill such newly-created directorships (provided, that, if the shares of Series D Preferred Stock have been exchanged for Series D Debentures, then the holders of the Series D Debentures shall vote together with the holders of Series E Preferred Stock as a single class, and, the holders of Series E Preferred Stock and Series D Debentures representing at least a majority of the aggregate principal amount of Outstanding Series D Debentures and Series E Preferred Stock shall have the exclusive right, voting together as a single class without regard to series, to elect the two Additional Directors, and, for the purposes of determining a majority of the aggregate principal amount of Series D Debentures and Series E Preferred Stock, one share of Series E Preferred Stock shall be deemed to be equal to a principal amount of $1,000). Notwithstanding the foregoing, the Investor and its Affiliates shall not be permitted to elect, pursuant to the preceding sentence, more than the number of directors that would result in four directors designated for nomination or elected by the Investor and its Affiliates than being on the Board of Directors (including directors that the Investor has a right to designate for nomination to the Board of Directors pursuant to the Investment Agreement); provided, that if at the time holders of Series E Preferred Stock and Series D Securities have the right to elect Additional Directors and (i) the Investor and its Affiliates Beneficially Own, in the aggregate, a majority of the outstanding shares of Series E Preferred Stock and Series D Securities (or, if the shares of Series D Preferred Stock have been exchanged for Series D Debentures, a majority of the aggregate principal amount of the Series E Preferred Stock and Series D Debentures), taken together as a single class, and (ii) the Investor and its Affiliates are not permitted to elect one or both of the Additional Directors as aforesaid, then the holders of Series E Preferred Stock and Series D Securities (other than the Investor and its Affiliates) shall have the right to elect, voting together as a single class, one Additional Director pursuant to this Section C. For the purposes of determining a majority of the aggregate principal amount of Series E Preferred Stock and Series D Securities if necessary pursuant to the preceding sentence, one share of Series E Preferred Stock shall be deemed to be equal to a principal amount of $1,000. Additional Directors shall continue as directors and such additional voting right shall continue until such time as (a) all dividends accumulated on and, if applicable, all interest due and payable on, the Series E Preferred Stock and/or Series D Securities, as the case may be, shall have been paid in full or (b) any redemption obligation with respect to the Series E Preferred Stock and/or Series D Securities, as the case may be, that has become due shall have been satisfied or all necessary funds shall have been set aside for payment, as the case may be, at which time such Additional Directors shall cease to be directors and such additional voting right of the holders of shares of Series E Preferred Stock shall terminate subject to revesting in the event of each and every subsequent event of the character indicated above and subject to any rights as to the election of directors provided for the holders of any other series of Preferred Stock of the Corporation.

                  D. [Reserved]

                  E. (a) The foregoing rights of holders of shares of Series E Preferred Stock to take any action as provided in this Article VIII may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action. So long as such right to vote continues (and unless such right has been exercised by written consent of the minimum number of shares required to take such action), the Chairman of the Board of Directors may call, and upon the written request of holders of record of 20% of the outstanding shares of Series E Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided herein. Such meeting shall be held within 60 days after delivery of such request to the Secretary, at the place upon the notice provided by law and in the By-laws for the holding of meetings of stockholders.

                  (b) Each director elected pursuant to Section C of this
         Article VIII shall serve until the next annual meeting or until his or her successor shall be elected and shall qualify, unless the director's term of office shall have terminated pursuant to the provisions of Section C of this Article VIII, as the case may be. In case any vacancy shall occur among the directors elected pursuant to Section C of this
         Article VIII, such vacancy may be filled for the unexpired portion of the term by vote of the remaining director or directors theretofore elected by such holders (and, if applicable, holders of Series D Securities) (or such director's or director's successor in office), if any. If such vacancy is not filled within 20 days after the creation thereof or if all of the directors so elected shall cease to serve as directors before their term shall expire, the holders of the shares then outstanding (and, if applicable, holders of Series D Securities) and entitled to vote for such director pursuant to the provisions of Section C of this Article VIII, as the case may be, may elect successors to hold office for the unexpired terms of any vacant directorships, by written consent as herein provided, or at a special meeting of such holders called as provided herein. The holders of a majority of the shares entitled to vote for directors pursuant to Section C of this Article VIII (and, if the Series D Preferred Stock has been exchanged for Series D Debentures, the holders representing a majority of the principal amount of Series E Preferred Stock and Series D Debentures entitled to vote for directors pursuant to Section C of this Article VIII), as the case may be, shall have the right to remove with or without cause at any time and replace any directors such holders (and, if applicable, holders of Series D Securities) have elected pursuant to such section, by written consent as herein provided, or at a special meeting of such holders (and, if applicable, holders of Series D Securities) called as provided herein.

                  F. Without the consent of affirmative vote of the holders of at least a majority of the outstanding shares of Series E Preferred Stock, voting separately as a class, the Corporation shall not authorize, create or issue, or increase the authorized amount of, (i) any Senior Securities or Parity Securities or (ii) any class or series of capital stock or any security convertible into or exercisable for any class or series of capital stock, redeemable mandatorily or redeemable at the option of the holder thereof at any time on or prior to May 13, 2008 (whether or not only upon the occurrence of a specified event); provided, however, that no consent or vote of the holders of the Outstanding shares of the Series E Preferred Stock shall be required for the creation or issuance by a trust formed at the direction of the Corporation of any series of preferred securities of such trust for financing purposes in an aggregate amount not to exceed $250,000,000 ("Trust Preferred Stock"). No consent or vote of the holders of the outstanding shares of Series E Preferred Stock shall be required to authorize, create or issue, or increase the authorized amount of, any class or series of Junior Securities, or any security convertible into a stock of any class or series of Junior Securities, except to the extent such action would violate Section H of this
         Article VIII.

                  G. Without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series E Preferred Stock, voting separately as a class, the Corporation shall not (i) amend, alter or repeal any provision of the Certificate of Incorporation or the By-laws, if the amendment, alteration or repeal alters or changes the powers, preferences or special rights of the Series E Preferred Stock so as to affect them materially and adversely, or (ii) authorize or take any other action if such action alters or changes any of the rights of the Series E Preferred Stock in any respect or otherwise would be inconsistent with the provisions of this Certificate of Designations and the holders of any class or series of the capital stock of the Corporation are entitled to vote thereon.

                  H. Other Securities. The Corporation shall not enter into any agreement or issue any security that prohibits, conflicts or is inconsistent with, or would be breached by, the Corporation's performance of its obligations hereunder.

     RESOLVED, that the foregoing amendment be considered at the next annual meeting of stockholders of the Company in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     RESOLVED, that the proper officers of the Company be and they hereby are authorized and directed to take any and all actions necessary to effect the foregoing amendment.

                                   APPENDIX A


                            OXFORD HEALTH PLANS, INC.

                             1991 STOCK OPTION PLAN,
                        AS AMENDED THROUGH MAY 11, 2000



                      I. ESTABLISHMENT OF PLAN; DEFINITIONS

1. Purpose. The purpose of the Oxford Health Plans, Inc. 1991 Stock Option Plan is to provide an incentive to key Employees, Directors and Consultants of Oxford Health Plans, Inc. (the "Corporation"), who are in a position to contribute materially to the long-term success of the Corporation, to increase their interest in the Corporation's welfare, and to aid in attracting and retaining Employees, Directors and Consultants of outstanding ability.

2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

         (a)      "Board" shall mean the Board of Directors of the Corporation.

         (b) "Change in Control" shall mean the occurrence of any of the following events:

                  Any "person" (as defined below) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Corporation representing 30% or more of the total voting power represented by the Corporation's then outstanding voting securities; or

                  A change in the composition of the Board occurs, as a result of which fewer than two-thirds of the incumbent directors are directors who either (i) had been directors of the Corporation on the "look-back date" (as defined below) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Corporation on the "look-back date" and who were still in office at the time of the election or nomination; or

                  The stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or

                  The stockholders of the Corporation approve (i) a plan of complete liquidation of the Corporation or (ii) an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

                  For purposes of this Subsection (b), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a parent or subsidiary of the Corporation, and (ii) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of the common stock of the Corporation.

                  For purposes of this Subsection (b), the term "look-back date" shall mean the date 24 months prior to the change in the composition of the Board.

                  Any other provision of this Section 2(b) notwithstanding, the term "Change in Control" shall not include either of the following events, if undertaken at the election of the
                  Corporation:

                           (i) A transaction, the sole purpose of which is to change the state of the Corporation's incorporation; or

                           (ii) A transaction, the result of which is to sell all or substantially all of the assets of the Corporation to another corporation (the "surviving corporation"); provided that the surviving corporation is owned directly or indirectly by the stockholders of the Corporation immediately following such transaction in substantially the same proportions as their ownership of the Corporation's common stock immediately preceding such transaction; and provided, further, that the surviving corporation expressly assumes this Plan and all outstanding Stock Options.

         (c) "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

         (d) "Committee" shall mean a committee whose members shall, from time to time, be appointed by the Board; provided, however, that on such date as the Corporation's Stock is first registered under Section 12 of the Securities Exchange Act of 1934 such committee shall consist of at lease two Directors, all of whom are non-employees within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.
 .
         (e) "Consultant" shall mean any person retained by the Corporation or any of its subsidiaries to render services on a consulting basis.

         (f) "Corporation" shall mean Oxford Health Plans, Inc., a Delaware corporation, and any successor thereto.

         (g) "Directors" shall mean those members of the Board of Directors of the Corporation who are not Employees.

         (h) "Disability" shall mean a medically determinable physical or mental condition which causes an Employee, Director or Consultant to be unable to engage in any substantial gainful activity and which can be expected to result in death or to be of long-continued and indefinite duration.

         (i) "Employee" shall mean any common law employee, including officers, of the Corporation or any of its subsidiaries as determined in the Code and the Treasury Regulations thereunder.

         (j) "Fair Market Value" shall mean the fair market value of the Stock as determined by the Committee on the basis of a review of the facts and circumstances at the time.

         (k) "Grantee" shall mean an Employee, Director or Consultant granted a Stock Option under this Plan.

         (l) "Incentive Stock Option" shall mean an option granted pursuant to the Incentive Stock Option provisions as set forth in Part II of this Plan.

         (m) "Non-Qualified Stock Option" shall mean an option granted pursuant to the Non-Qualified Stock Option provisions as set forth in Part III of this Plan.

         (n) "Plan" shall mean the Oxford Health Plans, Inc. 1991 Stock Option Plan as set forth herein and as amended from time to time.

         (o) "Stock" shall mean authorized but unissued shares of the Common Stock of the Corporation or reacquired shares of the Corporation's Common Stock.

         (p) "Stock Option" shall mean an option granted pursuant to the Plan to purchase shares of Stock.

         (q) "Ten Percent Stockholder" shall mean an Employee, who at the time a Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all Stock of the Corporation or of its parent or subsidiary corporation.

3. Shares of Stock Subject to the Plan. Subject to the provisions of Paragraph 2 of Part IV, the number of shares of Stock which may be issued or transferred pursuant to Stock Options granted under the Plan shall not exceed 30,380,000 shares in the aggregate. If a Stock Option shall expire and terminate for any reason, in whole or in part, without being exercised, the number of shares of Stock as to which such expired or terminated Stock Option shall not have been exercised may again become available for the grant of Stock Options. There shall be no terms and conditions in a Stock Option which provide that the exercise of an Incentive Stock Option reduces the number of shares of Stock for which an outstanding Non-Qualified Stock Option may be exercised; and there shall be no terms and conditions in a Stock Option which provide that the exercise of a Non-Qualified Stock Option reduces the number of shares of Stock for which an outstanding Incentive Stock Option may be exercised.

4. Administration of the Plan. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of Stock Option agreements, and to make all other determinations necessary or advisable for the administration of the Plan. Any controversy or claim arising out of or related to this Plan shall be determined unilaterally by and at the sole discretion of the Committee.

5. Amendment or Termination. The Board may, at any time, alter, amend, suspend, discontinue, or terminate this Plan; provided, however, that such action shall not adversely affect the right of Grantees to Stock Options previously granted and no amendment, without the approval of the stockholders of the Corporation, shall increase the maximum number of shares which may be awarded under the Plan in the aggregate, materially increase the benefits accruing to Grantees under the Plan, change the class of Employees eligible to receive options under the Plan, or materially modify the eligibility requirements for participation in the Plan.

6. Effective Date and Duration of the Plan. The Plan shall become effective upon its approval by the Board subject to its subsequent approval by the stockholders of the Corporation. This Plan shall terminate fifteen years from the date the Plan becomes effective, and no Stock Option may be granted under the Plan thereafter, but such termination shall not affect any Stock Option theretofore granted.

7. Limitation on Grants. Subject to the provisions of Paragraph 2 of Part IV, no individual optionee may be granted Stock Options to purchase more than 2,000,000 shares of Stock in any calendar year.

                      II. INCENTIVE STOCK OPTION PROVISIONS

1.       Granting of Incentive Stock Options.

         (a) Only key Employees of the Corporation shall be eligible to receive Incentive Stock Options under the Plan. Directors of the Corporation who are not also Employees shall not be eligible for Incentive Stock Options.

         (b) The purchase price of each share of Stock subject to an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of the Stock on the date the Incentive Stock Option is granted; provided, however, that (i) the purchase price of each share of Stock subject to an Incentive Stock Option granted to a Ten Percent Stockholder shall not be less than 110% of the Fair Market Value of a share of the Stock on the date the Incentive Stock Option is granted and
                  (ii) in the event an Incentive Stock Option is subject to stockholder approval, the date of grant of such Incentive Stock Option for purposes of the Plan shall be the date of such stockholder approval.

         (c) No Incentive Stock Option shall be exercisable more than seven years from the date the Incentive Stock Option was granted; provided, however, that an Incentive Stock Option granted to a Ten Percent Stockholder shall not be exercisable more than five years from the date the Incentive Stock Option was granted.

         (d) The Committee shall determine and designate from time to time those Employees who are to be granted Incentive Stock Options and specify the number of shares subject to each Incentive Stock Option.

         (e) Notwithstanding any other provisions hereof, the aggregate Fair Market Value (determined at the time the option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the Employee during any calendar year (under all such plans of the Grantee's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

         (f) The Committee, in its sole discretion, shall determine whether any particular Incentive Stock Option shall become exercisable in one or more installments, specify the installment dates and determine the total period during which the Incentive Stock Option is exercisable. The Committee may make provision for accelerated exercisability of Incentive Stock Options in the event of the Optionee's death, disability or retirement or other events. Further, the Committee may make such other provisions as may appear generally acceptable or desirable to the Committee or necessary to qualify its grants under the provisions of Section 422 of the Code.

         (g) The Committee may grant at any time new Incentive Stock Options to an Employee who has previously received Incentive Stock Options or other options whether such prior Incentive Stock Options or other options are still outstanding, have previously been exercised in whole or in part, or are cancelled in connection with the issuance of new Incentive Stock Options. The purchase price of the new Incentive Stock Options may be established by the Committee without regard to the existing Incentive Stock Options or other options.

         (h) The Committee may determine, at the time of granting an Incentive Stock Option or thereafter, that such Incentive Stock Option shall become fully exercisable as to all Stock subject to such Incentive Stock Option in the event that a Change of Control occurs with respect to the Corporation. If the Committee finds that there is a reasonable possibility that, within the succeeding six months, a Change in Control will occur with respect to the Corporation, then the Committee at its sole discretion may determine that any or all outstanding Incentive Stock Options shall become fully exercisable as to all Stock subject to such Incentive Stock Options.

2.       Exercise of Incentive Stock Options.

         (a) Except as otherwise provided by the Committee, the option price of an Incentive Stock Option shall be payable on exercise of the option (i) in cash or by check, bank draft or postal or express money order, (ii) by the surrender of Stock then owned by the Grantee, provided that the stock surrendered by the Grantee has been owned by the Grantee for at least six
                  (6) months, or (iii) partially in accordance with clause (i) and partially in accordance with clause (ii) of this Paragraph. In no event shall payment of the exercise price of an Incentive Stock Option be made by a promissory note or a loan by the Corporation. Shares of Stock so surrendered in accordance with clause (ii) or (iii) shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such Stock to be evidenced by delivery of the certificate(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Committee may determine.

3.       Termination of Employment.

         (a) Except as otherwise provided by the Committee, if a Grantee's employment is terminated (other than by Disability or death) the term of any then outstanding Incentive Stock Option held by the Grantee shall extend for a period ending on the earlier of the date on which such option would otherwise expire or three months after such termination of employment, and such option shall be exercisable to the extent it was exercisable as of the date of termination of employment.

         (b) If a Grantee's employment is terminated by reason of Disability, the term of any then outstanding Incentive Stock Option held by the Grantee shall extend for a period ending on the earlier of the date on which such option would otherwise expire or three months after the Grantee's last date of employment, and such option shall be exercisable to the extent it was exercisable as of such last date of employment.

         (c) If a Grantee's employment is terminated by death, the representative of his estate or beneficiaries thereof to whom the option has been transferred shall have the right during the three-month period following his death to exercise any then outstanding Incentive Stock Options in whole or in part. If a Grantee dies within three-months after his retirement without having fully exercised any then outstanding Incentive Stock Options, the representative of his estate or beneficiaries thereof to whom the option has been transferred shall have the right during such three-month period to exercise such options in whole or in part. The number of shares of Stock in respect of which an Incentive Stock Option may be exercised after a Grantee's death shall be the number of shares in respect of which such option could be exercised as of the date of the Grantee's death or retirement, whichever occurs first. In no event may the period for exercising an Incentive Stock Option extend beyond the date on which such option would otherwise expire.

         (d) The Board may grant a leave of absence to any Grantee for purposes of continuing such Grantee's employment with the Corporation or its subsidiaries.

                   III. NON-QUALIFIED STOCK OPTION PROVISIONS

1.       Granting of Stock Options.

         (a) Key Employees and Consultants of the Corporation shall be eligible to receive Non-Qualified Stock Options under the Plan. Directors of the Corporation, excluding members of the Committee, who are not also Employees shall also be eligible to receive Non-Qualified Stock Options.

         (b) The Committee shall determine and designate from time to time those Employees, Directors and Consultants who are to be granted Non-Qualified Stock Options and the amount subject to each Non-Qualified Stock Option.

         (c) The Committee may grant at any time new Non-Qualified Stock Options to an Employee, Director or Consultant who has previously received Non-Qualified Stock Options or other options, whether such prior Non-Qualified Stock Options or other options are still outstanding, have previously been exercised in whole or in part, or are canceled in connection with the issuance of new Non-Qualified Stock Options.

         (d) When granting a Non-Qualified Stock Option, the Committee shall determine the purchase price of the Stock subject thereto. Such price shall not be less than 100% of the Fair Market Value of such Stock on the date the Non-Qualified Stock Option is granted; provided, however, that in the event a Non-Qualified Stock Option is subject to stockholder approval, the date of grant of such Non-Qualified Stock Option for purposes of the Plan shall be the date of such stockholder approval.

         (e) The Committee, in its sole discretion, shall determine whether any particular Non-Qualified Stock Option shall become exercisable in one or more installments, specify the installment dates and determine the total period during which the Non-Qualified Stock Option is exercisable. The Committee may make provision for accelerated exercisability of Non-Qualified Stock Options in the event of the Optionee's death, disability or retirement or other events. Further, the Committee may make such other provisions as may appear generally acceptable or desirable to the Committee.

         (f) No Non-Qualified Stock Option shall be exercisable more than seven years from the date such option is granted.

         (g) The Committee may determine, at the time of granting a Non-Qualified Stock Option or thereafter, that such Non-Qualified Stock Option shall become fully exercisable as to all Stock subject to such Non-Qualified Stock Option in the event that a Change of Control occurs with respect to the Corporation. If the Committee finds that there is a reasonable possibility that, within the succeeding six months, a Change in Control will occur with respect to the Corporation, then the Committee at its sole discretion may determine that any or all outstanding Non-Qualified Stock Options shall become fully exercisable as to all Stock subject to such Non-Qualified Stock Options.

2. Exercise of Stock Options. The option price of a Non-Qualified Stock Option shall be payable on exercise of the option (i) in cash or by check, bank draft or postal or express money order, (ii) by the surrender of Stock then owned by the Grantee, provided that the stock surrendered by the Grantee has been owned by the Grantee for at least six (6) months, or (iii) partially in accordance with clause (i) and partially in accordance with clause (ii) of this Paragraph. In no event shall payment of the exercise price of a Non-Qualified Stock Option be made by a promissory note or a loan by the Corporation. Shares of Stock so surrendered in accordance with clause (ii) or (iii) shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such to be evidenced by delivery of the certificate(s) representing such shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Committee may determine.

3.       Termination of Employment.

         (a) Except as otherwise provided by the Committee, if a Grantee's employment is terminated, a Director Grantee ceases to be a Director or a Consultant Grantee ceases to be a Consultant (other than by Disability or death), the term of any then outstanding Non-Qualified Stock Option held by the Grantee shall extend for a period ending on the earlier of the date on which such option would otherwise expire or three months after such termination of employment or cessation of being a Director or a Consultant, and such option shall be exercisable to the extent it was exercisable as of the date of termination of employment or cessation of being a Director or a Consultant.

         (b) If a Grantee's employment is terminated by reason of Disability, a Director Grantee ceases to be a Director by reason of Disability or a Consultant Grantee ceases to be a Consultant by reason of Disability, the term of any then outstanding Non-Qualified Stock Option held by the Grantee shall extend for a period ending on the earlier of the date on which such option would otherwise expire or three months after the Grantee's last date of employment or being a Director or Consultant, and such option shall be exercisable to the extent it was exercisable as of such last date of employment or cessation of being a Director or Consultant.

         (c) If a Grantee's employment is terminated by death or a Director Grantee ceases to be a Director or Consultant by reason of death, the representative of his estate or beneficiaries thereof to whom the option has been transferred shall have the right during the three-month period following his death to exercise any then outstanding Non-Qualified Stock Options in whole or in part. If a Grantee dies within three-months after his retirement without having fully exercised any then outstanding Non-Qualified Stock Options, the representative of his estate or beneficiaries thereof to whom the option has been transferred shall have the right during such three month period to exercise such options in whole or in part. The number of shares of Stock in respect of which a Non-Qualified Stock Option may be exercised after a Grantee's death shall be the number of shares of Stock in respect of which such option could be exercised as of the date of the Grantee's death or retirement, whichever first occurs. In no event may the period for exercising a Non-Qualified Stock Option extend beyond the date on which such option would otherwise expire.

         (d) The Board may grant a leave of absence to any Grantee for purposes of continuing such Grantee's employment with the Corporation or its subsidiaries.

                             IV. GENERAL PROVISIONS

1. Substitution of Options. In the event of a corporate merger or consolidation, or the acquisition by the Corporation of property or stock of an acquired corporation or any reorganization or other transaction qualifying under Section 425 of the Code, the Committee may, in accordance with the provisions of that Section, substitute options under this Plan for options under the plan of the acquired corporation provided (i) the excess of the aggregate fair market value of the shares subject to option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option does not give the Employee additional benefits, including any extension of the exercise period.

2.       Adjustment Provisions.

         (a) If the shares of Stock outstanding are changed in number or class by reason of a split-up, merger, consolidation, reorganization, reclassification, recapitalization, or any capital adjustment, including a stock dividend, or if any distribution is made to the holders of common stock other than a cash dividend, then

                           (i) the aggregate number and class of shares or other securities that may be issued or transferred pursuant to Paragraph 3 and pursuant to Paragraph 7 of Part I,

                           (ii) the number and class of shares or other securities which are issuable under outstanding Stock Options, and

                           (iii) the purchase price to be paid per share under outstanding Stock Options shall be adjusted as provided hereinafter.

         (b) Adjustment under this Paragraph 2 shall be made in an equitable manner by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding, and conclusive.

3.       General.

         (a) Each Stock Option shall be evidenced by a written instrument containing such terms and conditions, not inconsistent with this Plan, as the Committee shall approve.

         (b) The granting of a Stock Option in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Corporation, and all Employees shall remain subject to discharge to the same extent as if the Plan were not in effect.

         (c) No Employee, and no beneficiary or other person claiming under or through him, shall have any right, title or interest by reason of any Stock Option to any particular assets of the Corporation, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Stock Option except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Stock Option.

         (d) No right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the law of descent and distribution, and a Stock Option shall be exercisable during the Grantee's lifetime only by the Grantee.

         (e) Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Corporation's obligation to issue or deliver any certificate or certificates for shares of Stock under a Stock Option, and the transferability of Stock acquired by exercise of a Stock Option, shall be subject to all of the following conditions:

                           (i) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable;

                           (ii)     The obtaining of any other consent,
                                    approval, or permit from any state or
                                    federal governmental agency which the Board shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable; and

                           (iii) Each stock certificate issued pursuant to a Stock Option shall bear the following legend:

                  "The transferability of this certificate and the shares of Stock represented hereby are subject to restrictions, terms and conditions contained in the Oxford Health Plans, Inc. 1991 Stock Option Plan, and an Agreement between the registered owner of such Stock and Oxford Health Plans, Inc. A copy of the Plan and Agreement are on file in the office of the Secretary of Oxford Health Plans, Inc."

         (f) All payments to Grantees or to their legal representatives shall be subject to any applicable tax, community property, or other statutes or regulations of the United States or of any state having jurisdiction thereof. The Grantee may be required to pay to the Corporation the amount of any withholding taxes which the Corporation is required to withhold with respect to a Stock Option or its exercise. In the event that such payment is not made when due, the Corporation shall have the right to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person all or part of the amount required to be withheld.

         (g) In the case of a grant of a Stock Option to any Employee of a subsidiary of the Corporation, the Corporation may, if the Committee so directs, issue or transfer the shares, if any, covered by the Stock Option to the subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the subsidiary will transfer the shares to the Employee in accordance with the terms of the provisions of the Plan. For purposes of this Section, a subsidiary shall mean any subsidiary corporation of the Corporation as defined in Section 425 of the Code.

         (h) A Grantee entitled to Stock as a result of the exercise of a Stock Option shall not be deemed for any purpose to be, or have rights as, a shareholder of the Corporation by virtue of such exercise, except to the extent a stock certificate is issued therefor and then only from the date such certificate is issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued. The Corporation shall issue any stock certificates required to be issued in connection with the exercise of a Stock Option with reasonable promptness after such exercise.

         (i) The grant or exercise of Stock Options granted under the Plan shall be subject to, and shall in all respects comply with, applicable Delaware corporate law relating to such grant or exercise without regard to principles of conflicts of law.

PROXY                       OXFORD HEALTH PLANS, INC.                      PROXY

                  PROXY FOR 2000 ANNUAL MEETING ON MAY 11, 2000
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Norman C. Payson, M.D., Chairman and Chief Executive Officer, and Jon S. Richardson, Secretary, and each of them, attorneys with full power of substitution, to vote as directed below all shares of Common Stock of Oxford Health Plans, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the 2000 Annual Meeting to be held at the Trumbull Marriott, 180 Hawley Lane, Trumbull, CT 06611, on May 11, 2000, at 10:00 a.m. and at any adjournment or postponement thereof.

1.    ELECTION OF DIRECTORS    FOR Norman C. Payson, M.D.    WITHHOLD AUTHORITY to vote
                                                                   for Norman C. Payson, M.D.
                               FOR Robert B. Milligan, Jr.   WITHHOLD AUTHORITY to vote
                                                                   for Robert B. Milligan, Jr.
                               FOR Joseph W. Brown, Jr.      WITHHOLD AUTHORITY to vote
                                                                   for Joseph W. Brown, Jr.

2. APPROVAL OF AMENDMENT TO SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO CONFER THE POWER TO VOTE UPON HOLDERS OF SERIES D JUNIOR SUBORDINATED DEBENTURES AND SERIES E JUNIOR SUBORDINATED DEBENTURES AND TO AMEND THE CERTIFICATES OF DESIGNATIONS FOR EACH OF THE SERIES D PREFERRED STOCK AND SERIES E PREFERRED STOCK TO CLARIFY THE VOTING RIGHTS WHERE ONE SERIES OF PREFERRED STOCK HAS BEEN EXCHANGED FOR DEBENTURES AND THE OTHER SERIES OF PREFERRED STOCK REMAINS OUTSTANDING.

      FOR                       AGAINST                              ABSTAIN

3. APPROVAL OF AMENDMENT TO 1991 STOCK OPTION PLAN, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER FROM 25,580,000 SHARES TO 30,380,000 SHARES.

      FOR                       AGAINST                              ABSTAIN

4. APPROVAL OF AMENDMENT TO 1991 STOCK OPTION PLAN, AS AMENDED, TO EXTEND THE TERM THEREOF FROM TEN YEARS TO FIFTEEN YEARS.

      FOR                       AGAINST                              ABSTAIN

5. APPROVAL OF SHAREHOLDER PROPOSAL TO REQUEST THAT THE COMPANY ESTABLISH A NOMINATING COMMITTEE COMPRISED SOLELY OF INDEPENDENT DIRECTORS.

      FOR                       AGAINST                              ABSTAIN

6. AS SUCH PROXIES MAY IN THEIR DISCRETION DETERMINE IN RESPECT OF ANY OTHER BUSINESS PROPERLY TO COME BEFORE SAID MEETING (THE BOARD OF DIRECTORS KNOWING OF NO SUCH OTHER BUSINESS).

      THE DIRECTORS RECOMMEND A VOTE FOR ITEMS 1,2,3 AND 4 AND AGAINST ITEM 5.

                                                     (Continued on reverse side)

(Continued from other side)

UNLESS THE STOCKHOLDER DIRECTS OTHERWISE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4 AND AGAINST ITEM 5.

VOTE BY PROXY CARD: DATE, SIGN AND RETURN TO PROXY SERVICES, EQUISERVE, PO BOX 9379, BOSTON, MA 02205-9954.

(Please sign in the same form as name appears hereon.
Executors and other fiduciaries should indicate their titles. If signed on behalf of a corporation, give title of officer signing.)

Dated

_________________________________________, 2000

_________________________________________

_________________________________________
     Signature of Stockholder(s)

[ ] I plan on attending the Meeting

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS.

PROXY                       OXFORD HEALTH PLANS, INC.                      PROXY

                  PROXY FOR 2000 ANNUAL MEETING ON MAY 11, 2000
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Norman C. Payson, M.D., Chairman and Chief Executive Officer, and Jon S. Richardson, Secretary, and each of them, attorneys with full power of substitution, to vote as directed below all shares of Series D Cumulative Preferred Stock, par value $.01 per share, of Oxford Health Plans, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the 2000 Annual Meeting to be held at the Trumbull Marriott, 180 Hawley Lane, Trumbull, CT 06611, on May 11, 2000, at 10:00 a.m. and at any adjournment or postponement thereof.

1.    ELECTION OF DIRECTORS    FOR Norman C. Payson, M.D.    WITHHOLD AUTHORITY to vote
                                                                   for Norman C. Payson, M.D.
                               FOR Robert B. Milligan, Jr.   WITHHOLD AUTHORITY to vote
                                                                   for Robert B. Milligan, Jr.
                               FOR Joseph W. Brown, Jr.      WITHHOLD AUTHORITY to vote
                                                                   for Joseph W. Brown, Jr.

2. APPROVAL OF AMENDMENT TO SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO CONFER THE POWER TO VOTE UPON HOLDERS OF SERIES D JUNIOR SUBORDINATED DEBENTURES AND SERIES E JUNIOR SUBORDINATED DEBENTURES AND TO AMEND THE CERTIFICATES OF DESIGNATIONS FOR EACH OF THE SERIES D PREFERRED STOCK AND SERIES E PREFERRED STOCK TO CLARIFY THE VOTING RIGHTS WHERE ONE SERIES OF PREFERRED STOCK HAS BEEN EXCHANGED FOR DEBENTURES AND THE OTHER SERIES OF PREFERRED STOCK REMAINS OUTSTANDING.

      FOR                       AGAINST                              ABSTAIN

3. APPROVAL OF AMENDMENT TO 1991 STOCK OPTION PLAN, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER FROM 25,580,000 SHARES TO 30,380,000 SHARES.

      FOR                       AGAINST                              ABSTAIN

4. APPROVAL OF AMENDMENT TO 1991 STOCK OPTION PLAN, AS AMENDED, TO EXTEND THE TERM THEREOF FROM TEN YEARS TO FIFTEEN YEARS.

      FOR                       AGAINST                              ABSTAIN

5. APPROVAL OF SHAREHOLDER PROPOSAL TO REQUEST THAT THE COMPANY ESTABLISH A NOMINATING COMMITTEE COMPRISED SOLELY OF INDEPENDENT DIRECTORS.

      FOR                       AGAINST                              ABSTAIN

6. AS SUCH PROXIES MAY IN THEIR DISCRETION DETERMINE IN RESPECT OF ANY OTHER BUSINESS PROPERLY TO COME BEFORE SAID MEETING (THE BOARD OF DIRECTORS KNOWING OF NO SUCH OTHER BUSINESS).

      THE DIRECTORS RECOMMEND A VOTE FOR ITEMS 1, 2, 3 AND 4 AND AGAINST ITEM 5.


                                                     (Continued on reverse side)

(Continued from other side)

UNLESS THE STOCKHOLDER DIRECTS OTHERWISE, THIS PROXY WILL BE VOTED FOR ITEMS 1,2,3 AND 4 AND AGAINST ITEM 5.

VOTE BY PROXY CARD: DATE, SIGN AND RETURN TO PROXY SERVICES, EQUISERVE, PO BOX 9379, BOSTON, MA 02205-9954.

(Please sign in the same form as name appears hereon. Executors and other fiduciaries should indicate their titles. If signed on behalf of a corporation, give title of officer signing.)


Dated ___________________________________, 2000

_________________________________________

_________________________________________
     Signature of Stockholder(s)


               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS.

PROXY                          OXFORD HEALTH PLANS, INC.                   PROXY

                  PROXY FOR 2000 ANNUAL MEETING ON MAY 11, 2000
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Norman C. Payson, M.D., Chairman and Chief Executive Officer, and Jon S. Richardson, Secretary, and each of them, attorneys with full power of substitution, to vote as directed below all shares of Series E Cumulative Preferred Stock, par value $.01 per share, of Oxford Health Plans, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the 2000 Annual Meeting to be held at the Trumbull Marriott, 180 Hawley Lane, Trumbull, CT 06611, on May 11, 2000, at 10:00 a.m. and at any adjournment or postponement thereof.

1.    ELECTION OF DIRECTORS    FOR Norman C. Payson, M.D.    WITHHOLD AUTHORITY to vote
                                                                   for Norman C. Payson, M.D.
                               FOR Robert B. Milligan, Jr.   WITHHOLD AUTHORITY to vote
                                                                   for Robert B. Milligan, Jr.
                               FOR Joseph W. Brown, Jr.      WITHHOLD AUTHORITY to vote
                                                                   for Joseph W. Brown, Jr.

2. APPROVAL OF AMENDMENT TO SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO CONFER THE POWER TO VOTE UPON HOLDERS OF SERIES D JUNIOR SUBORDINATED DEBENTURES AND SERIES E JUNIOR SUBORDINATED DEBENTURES AND TO AMEND THE CERTIFICATES OF DESIGNATIONS FOR EACH OF THE SERIES D PREFERRED STOCK AND SERIES E PREFERRED STOCK TO CLARIFY THE VOTING RIGHTS WHERE ONE SERIES OF PREFERRED STOCK HAS BEEN EXCHANGED FOR DEBENTURES AND THE OTHER SERIES OF PREFERRED STOCK REMAINS OUTSTANDING.

      FOR                       AGAINST                              ABSTAIN

3. APPROVAL OF AMENDMENT TO 1991 STOCK OPTION PLAN, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER FROM 25,580,000 SHARES TO 30,380,000 SHARES.

      FOR                       AGAINST                              ABSTAIN

4. APPROVAL OF AMENDMENT TO 1991 STOCK OPTION PLAN, AS AMENDED, TO EXTEND THE TERM THEREOF FROM TEN YEARS TO FIFTEEN YEARS.

      FOR                       AGAINST                              ABSTAIN

5. APPROVAL OF SHAREHOLDER PROPOSAL TO REQUEST THAT THE COMPANY ESTABLISH A NOMINATING COMMITTEE COMPRISED SOLELY OF INDEPENDENT DIRECTORS.

      FOR                       AGAINST                              ABSTAIN

6. AS SUCH PROXIES MAY IN THEIR DISCRETION DETERMINE IN RESPECT OF ANY OTHER BUSINESS PROPERLY TO COME BEFORE SAID MEETING (THE BOARD OF DIRECTORS KNOWING OF NO SUCH OTHER BUSINESS).

      THE DIRECTORS RECOMMEND A VOTE FOR ITEMS 1, 2, 3 AND 4 AND AGAINST ITEM 5.


                                                     (Continued on reverse side)

(Continued from other side)

UNLESS THE STOCKHOLDER DIRECTS OTHERWISE, THIS PROXY WILL BE VOTED FOR ITEMS 1,2,3 AND 4 AND AGAINST ITEM 5.

VOTE BY PROXY CARD: DATE, SIGN AND RETURN TO PROXY SERVICES, EQUISERVE, PO BOX 9379, BOSTON, MA 02205-9954.

(Please sign in the same form as name appears hereon.
Executors and other fiduciaries should
indicate their titles. If signed on behalf of a corporation, give title of officer signing.)


Dated ___________________________________, 2000

_________________________________________

_________________________________________
     Signature of Stockholder(s)


               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS.